Exhibit 10.7

Execution Version

FIRST AMENDMENT AND JOINDER TO LOAN AND SECURITY AGREEMENT

This First Amendment and Joinder to Loan and Security Agreement (this “Amendment”), dated as of January 1, 2026 is entered into by and among CHS BDC 2 LLC, as a borrower (“Existing Company”); APS CW SPV LLC, as a borrower (“New Company” and together with Existing Company, the “Companies” and each a “Company”); CHS (US) MANAGEMENT LLC, as portfolio manager (the “Portfolio Manager”); CHS US INVESTMENTS LLC, as parent (the “Parent”); the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacities as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator (in such capacity, the “Collateral Administrator”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Reference is hereby made to the Loan and Security Agreement, dated as of September 30, 2025 (as amended, modified, supplemented or restated from time to time prior to the date hereof, the “Loan and Security Agreement”), by and among the Existing Company, the Portfolio Manager, the Parent, the Lenders party thereto, the Collateral Agent, the Collateral Administrator, the Administrative Agent and the Securities Intermediary (collectively, the “Existing Parties”). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan and Security Agreement, as amended hereby.

WHEREAS, the Existing Parties are parties to the Loan and Security Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Loan and Security Agreement and join the New Company as a Company, in each case, in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan and Security Agreement is hereby amended as follows:

SECTION 1. AMENDMENT AND JOINDER TO THE LOAN AND SECURITY AGREEMENT.

(a) Amendment to the Loan and Security Agreement. The Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Exhibit A hereto.

(b) Joinder to the Loan and Security Agreement. New Company hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a party to the Loan and Security Agreement and will be deemed to be a “Company” for all purposes of the Loan and Security Agreement and the other Loan Documents to the extent applicable to it, and shall have all of the obligations of a Company thereunder as if it had executed the Loan and Security Agreement and the other Loan Documents applicable to it. New Company hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan and Security Agreement and the other Loan Documents applicable to it in its capacity as a Company. New Company, as collateral security for the prompt payment in full of the Secured Obligations, hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of its right, title and interest in, to and under the Collateral, in the same manner and to the same extent as is provided in Section 8.02 of the Loan and Security Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Company and the Portfolio Manager represent and warrant to the Lender that:

(a) all of the representations and warranties set forth in Section 6.01 of the Loan and Security Agreement are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(b) on and as of the date hereof, no Default, Event of Default or Market Value Event has occurred and is continuing.

SECTION 3. CONDITIONS PRECEDENT. It shall be a condition precedent to the effectiveness of the amendments set forth in Section 1 of this Amendment that the following conditions are satisfied (the date such conditions are satisfied, the “First Amendment Effective Date”):

(a) Executed Counterparts. The Administrative Agent shall have received executed counterparts of this Amendment from each party hereto;

(b) Representations and Warranties. Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects on and as of the First Amendment Effective Date;

(c) Account Control Agreements. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the New Company has delivered an Account Control Agreement that has been executed and is full force and effect;

(d) Legal Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of outside counsel for the Companies, the Portfolio Manager and the Parent, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters, including no substantive consolidation of the Companies and the Parent under Cayman Islands law) in writing;

(e) Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of the managers, directors or officers (as applicable) of the Companies, the Parent and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each manager, director or officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of each Company, the Parent and the Portfolio Manager and any other legal matters relating to the Companies, the Parent, the Portfolio Manager, this Agreement or the transactions contemplated hereby, including, but not limited to (i) the certificate of registration of each of the Companies and the Parent with the Registrar of Limited Liability Companies in the Cayman Islands (and any amendments thereto), (ii) the section 5 registration statement of each of the Companies and the Parent, stamped by the Registrar of Limited Liability Companies in the Cayman Islands and any applicable section 8 statements, (iii) the amended and restated limited liability company agreement and the limited liability company agreement, respectively, of each of the Companies and the Parent which, in the case of the Companies, shall reflect customary provisions with respect to the requirement for the Companies to have an independent manager and special member as required by section 6.02(a)(i) of the Loan and Security Agreement, (iv) with respect to the New Company only, the declaration of trust or equivalent document relating to the special membership interest, required pursuant to section 6.02(a)(xix) of the Loan and Security Agreement, (v) with respect to the New Company only, any and all services agreements (redacted as to fee information) relating to the appointment of the independent manager and special member, (vi) the register of managers (reflecting, in the case of the Companies, the independent manager), register of officers, register of members (reflecting, in the case of the Companies, the admission of the special member), register of security interests and register of mortgages and charges (reflecting, in the case of the Companies, the grant of security over its assets pursuant to the provisions hereof) of each of the Companies and the Parent and (vii) certificates of good standing in respect of each of the Companies and the Parent issued by the Registrar of Limited Liability Companies in the Cayman Islands, all in form and substance satisfactory to the Administrative Agent and its counsel;

(f) Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Companies in connection herewith on or prior to the First Amendment Effective Date, and, to the extent invoiced at least two (2) Business days prior to the First Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable legal fees and expenses) required to be reimbursed or paid by the Companies hereunder;

(g) PATRIOT Act, Etc.(i) To the extent requested by any Agent or Lender, such Agent or Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent any Company qualifes as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the First Amendment Effective Date, any Lender that has requested, in a written notice to the Companies at least ten (10) days prior to the First Amendment Effective Date, a Beneficial Ownership Certification in relation to the Companies shall have received such Beneficial Ownership Certification;

(h) Filings. The Administrative Agent (or its counsel) shall have received copies of financing statements in proper form for filing, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged;

(i) Lien Searches. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the New Company as a debtor and that are filed in the jurisdiction in which the New Company is organized and (ii) such other searches that the Administrative Agent deems necessary or appropriate;

(j) Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of each Company, certifying that the conditions set forth in Section 3(b) have been satisfied on and as of the First Amendment Effective Date; and

(k) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably require.

SECTION 4. MISCELLANEOUS.

(a) The Lenders’ execution of this Amendment shall constitute the written consent required under Section 10.05 of the Loan and Security Agreement.

(b) The parties hereto hereby agree that, except as specifically amended herein, the Loan and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan and Security Agreement, or constitute a waiver of any provision of any other agreement.

(c) The Existing Company, in its capacity as manager of the New Company, approves, confirms, ratifies and acknowledges its approval to the grant of security over its membership interest in the New Company pursuant to the Loan and Security Agreement, for the purposes of the limited liability company agreement of the New Company.

(d) Within 5 Business Days of the date hereof (or such longer period consented to by the Administrative Agent in writing in its sole discretion), the Existing Company shall deliver to the Administrative Agent: (i) a copy of an irrevocable notice of charge and assignment with respect to the grant of security by the Existing Company over its membership interest in the New Company, duly executed by the Existing Company and the Collateral Agent and acknowledged by the New Company; (ii) a legal assignment and assumption of membership interest with respect to the Existing Company’s membership interest in the New Company, duly executed by the Existing Company and undated; and (iii) a copy of the updated register of security interests of the New Company reflecting the grant of security by the Existing Company over its membership interest in the New Company pursuant to the Loan and Security Agreement, in each case in form and substance reasonably acceptable to the Administrative Agent or its counsel. A breach of this Section 4(d) shall be an Event of Default under Section 7.01(c)(A) of the Loan and Security Agreement.

(e) THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(f) This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

(g) Subject to the satisfaction of the conditions precedent set forth in Section 2, this Amendment shall be effective as of the First Amendment Effective Date.

(h) The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary and the Bank shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to execute this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CHS BDC 2 LLC,
By:	CHS US Investments LLC, as manager
By:	CHS GP LP, as manager
By:	CHS UGP LLC, as general partner

By:	/s/ Alexandra Grigos
Name:	Alexandra Grigos
Title:	Director

Signature Page to

First Amendment to Loan and Security Agreement

APS CW SPV LLC, as a Company
By: CHS BDC 2 LLC, sole member
By: CHS US Investments LLC, sole member of CHS BDC 2 LLC
By: CHS GP LP, as manager
By: CHS UGP LLC, as general partner

By:	/s/ Alexandra Grigos
Name:	Alexandra Grigos
Title:	Director

Signature Page to

First Amendment to Loan and Security Agreement

CHS (US) MANAGEMENT LLC, as Portfolio Manager

By:	/s/ Alexandra Grigos
Name:	Alexandra Grigos
Title:	Director

Signature Page to

First Amendment to Loan and Security Agreement

CHS US INVESTMENTS LLC, as Parent
By: CHS GP LP, as manager
By: CHS UGP LLC, as general partner

By:	/s/ Alexandra Grigos
Name:	Alexandra Grigos
Title:	Director

Signature Page to

First Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent
By	/s/ James Greenfield
Name:	James Greenfield
Title:	Executive Director

Signature Page to

First Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ James Greenfield
Name:	James Greenfield
Title:	Executive Director

Signature Page to

First Amendment to Loan and Security Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Senior Vice President

Signature Page to

First Amendment to Loan and Security Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Senior Vice President

Signature Page to

First Amendment to Loan and Security Agreement

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Senior Vice President

Signature Page to

First Amendment to Loan and Security Agreement

EXHIBIT A

CONFORMED LOAN AND SECURITY AGREEMENT

ANNEX A TO FIRST AMENDMENT

Execution Version

Conformed through

1st Amendment January 1, 2026

LOAN AND SECURITY AGREEMENT

dated as of

September 30, 2025

among

CHS BDC 2 LLC,

~~as the Company~~

and

APS CW SPV LLC

as the Companies

CHS US INVESTMENTS LLC,

as the Parent

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

CHS (US) MANAGEMENT LLC,

as Portfolio Manager

Table of Contents

		Page
ARTICLE I
THE PORTFOLIO INVESTMENTS

SECTION 1.01	Purchases of Portfolio Investments	38
SECTION 1.02	Procedures for Purchases and Related Advances	38
SECTION 1.03	Conditions to Purchases and Substitutions	39
SECTION 1.04	Sales of Portfolio Investments	40
SECTION 1.05	Certain Assumptions relating to Portfolio Investments	42
SECTION 1.06	Valuation of Permitted Non-USD Currency Portfolio Investments	42
SECTION 1.07	Substitution	43
SECTION 1.08	Interest Rates; Benchmark Notification	~~41~~43

ARTICLE II
THE ADVANCES

SECTION 2.01	Financing Commitments	43
SECTION 2.02	[Reserved]	43
SECTION 2.03	Advances; Use of Proceeds	43
SECTION 2.04	Conditions to Effective Date	45
SECTION 2.05	Conditions to Advances	47
SECTION 2.06	Financing Commitment Increase Option	~~46~~48
SECTION 2.07	Duration Extension Option	49

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01	The Advances	50
SECTION 3.02	[Reserved	57
SECTION 3.03	Taxes	57

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01	Interest Proceeds	60
SECTION 4.02	Principal Proceeds	61
SECTION 4.03	Principal and Interest Payments; Prepayments; Commitment Fee	~~59~~62
SECTION 4.04	MV Cure Account	63
SECTION 4.05	Priority of Payments	63
SECTION 4.06	Payments Generally	64
SECTION 4.07	Termination or Reduction of Financing Commitments	66

ARTICLE V
THE PORTFOLIO MANAGER

SECTION 5.01	Appointment and Duties of the Portfolio Manager	67
SECTION 5.02	Portfolio Manager Representations as to Eligibility Criteria; Etc	~~65~~68
SECTION 5.03	Indemnification	68

SECTION 5.04	Portfolio Manager Compensation	~~66~~69

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01	Representations and Warranties	69
SECTION 6.02	Covenants of the ~~Company~~Companies and the Portfolio Manager	72
SECTION 6.03	Amendments of Portfolio Investments, Etc	80

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01	Events of Default	80

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01	The Collateral Accounts; Agreement as to Control	83
SECTION 8.02	Collateral Security; Pledge; Delivery	86

ARTICLE IX
THE AGENTS

SECTION 9.01	Appointment of the Administrative Agent and the Collateral Agent	89
SECTION 9.02	Additional Provisions Relating to the Collateral Agent and the Collateral Administrator	94
SECTION 9.03	Acknowledgements of the Lenders	96
SECTION 9.04	Credit Bidding	~~94~~98
SECTION 9.05	Certain ERISA Matters	~~95~~99

ARTICLE X
MISCELLANEOUS

SECTION 10.01	Non-Petition; Limited Recourse.	100
SECTION 10.02	Notices	~~97~~101
SECTION 10.03	No Waiver	102
SECTION 10.04	Expenses; Indemnity; Damage Waiver; Right of Setoff	102
SECTION 10.05	Amendments	103
SECTION 10.06	Successors; Assignments	104
SECTION 10.07	Governing Law; Submission to Jurisdiction; Etc	106
SECTION 10.08	Interest Rate Limitation	107
SECTION 10.09	PATRIOT Act	107
SECTION 10.10	Counterparts	~~103~~107
SECTION 10.11	Headings	107
SECTION 10.12	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	107
SECTION 10.13	Confidentiality	~~104~~108
SECTION 10.14	Collateral Quality Tests	~~105~~109
SECTION 10.15	Post-Closing Transactions	~~105~~109
SECTION 10.16	Oak Hill	109
SECTION 10.17	Joint and Several Liability	110

Schedules
Schedule 1	Transaction Schedule
Schedule 2	Contents of Notice of Acquisition
Schedule 3	Eligibility Criteria
Schedule 4	Concentration Limitations
Schedule 5	Initial Portfolio Investments
Schedule 6	Moody’s Industry Classifications
Schedule 7	PIK Portfolio Obligation – Notice Form
Schedule 8	Diversity Score Calculations

Exhibits

Exhibit A	Form of Request for Advance
Exhibit B	Form of Equity Commitment Letter
Exhibit C	Form of Parent Joinder Agreement

LOAN AND SECURITY AGREEMENT dated as of September 30, 2025 (this “Agreement”) among CHS BDC 2 LLC, a Cayman Islands limited liability company, as borrower (~~the~~“CHS BDC”); APS CW SPV LLC, a Cayman Islands limited liability company, as borrower (“APS SPV” and, collectively with CHS BDC, the “Companies” and, each individually, a “Company”); CHS US INVESTMENTS LLC, a Cayman Islands limited liability company, as parent (the “Initial Parent”); CHS (US) MANAGEMENT LLC, a Delaware limited liability company, as portfolio manager (the “Portfolio Manager”); the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, the “Collateral Agent”), and as collateral administrator (in such capacity, the “Collateral Administrator”); U.S. BANK NATIONAL ASSOCIATION, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Portfolio Manager and the ~~Company~~Companies wish for the ~~Company~~Companies to acquire, by way of Purchase or Substitution, and finance certain corporate loans and other corporate debt securities (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein, including Participation Interests in the Portfolio Investments so indicated on Schedule 5 hereto on the Effective Date.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”), each other lender party hereto from time to time and each of their respective successors and permitted assigns (collectively, the “Lenders”) have agreed to make advances to the ~~Company~~Companies hereunder (the “Advances”) to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

Certain Defined Terms

“Account Control Agreements” means, (a) for each Collateral Account that is a deposit account, a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent and (b) for each Collateral Account that is a securities account, a securities account control agreement in form and substance reasonably satisfactory to the Administrative Agent, in each case executed by (i)  ~~the~~a Company, (ii) the Collateral Agent and (iii) the financial institution maintaining such Collateral Account.

“Additional Distribution Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

“Adjusted Term CORRA” means a per annum rate equal to Term CORRA plus the Term CORRA Adjustment.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Administrative Agency Letter” means that certain Administrative Agency Letter, dated as of the Effective Date, between ~~the Company~~CHS BDC and the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of ~~the~~any Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to ~~the~~any Company’s or the Portfolio Manager’s knowledge, threatened against or affecting ~~the~~any Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to ~~the~~any Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that for purposes of determining whether any Portfolio Investment satisfies the Eligibility Criteria and as used in Schedule 4 regarding Concentration Limitations, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common financial sponsor.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Boston, Massachusetts).

“Aggregate Funded Spread” means, as of any date, the sum (for all Portfolio Investments (excluding any Ineligible Investment)) of, in the case of each Portfolio Investment that bears interest at a spread over an index, (i) the stated interest rate spread over such index multiplied by (ii) the funded principal balance of such Portfolio Investment.

“Aggregate Unfunded Spread”means, as of any date, the sum of the products obtained by multiplying (a) for each Delayed Funding Term Loan, the related commitment fee or other analogous fees (expressed at a per annum rate) then in effect for such Delayed Funding Term Loan as of such date and (b) the unfunded commitments of each such Delayed Funding Term Loan as of such date.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Alternative Partial PIK Portfolio Investment” has the meaning set forth in Schedule 3.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means, with respect to a Person, all laws, rules, and regulations of any jurisdiction applicable to that Person from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Financing Commitments represented by such Lender’s Financing Commitment, provided that, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Financing Commitments (disregarding any Defaulting Lender’s Financing Commitment) represented by such Lender’s Financing Commitment. If the Financing Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Financing Commitments most recently in effect, giving effect to any assignments at the time of determination.

“Approval Termination Event” means, at any time during the Reinvestment Period, that (i) ~~the~~a Company has properly delivered at least ten (10) Notices of Acquisition in compliance with the requirements of Section 1.02 over the course of the first twelve calendar month period after the Effective Date (excluding for purposes of this clause (i) any Notice of Acquisition delivered with respect to a Portfolio Investment for which (a) an investment committee memo, financial statements and/or other information described in the applicable Notice of Acquisition have not been provided or have been provided on a redacted basis or (b) other reasonably requested information has not been provided or has been provided on a redacted basis), (ii) each such Notice of Acquisition (a) has satisfied the Eligibility Criteria and approval process set forth in this Agreement (other than any requirement to obtain the consent of the Administrative Agent) and (b) is with respect to a Portfolio Investment that is similar in nature to the Initial Portfolio Investments (as reasonably determined by the Administrative Agent) and (iii) the Administrative Agent has rejected more than 50% of such requests over the course of such twelve calendar month period after the Effective Date.

“AR” has the meaning set forth in the definition of “Borrowing Base Test”.

“Applicable Margin” means the applicable margin for Advances, as set forth on the Transaction Schedule.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of a Calculation Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (vi) of Section 3.01(h).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” has the meaning set forth in Section 8.01(a).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, (i) with respect to USD denominated Advances, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Term SOFR Rate for a one month Calculation Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology), (ii) with respect to CAD denominated Advances, the Canadian Prime Rate and (iii) with respect to any Euro, GBP or JPY denominated Advances, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) in its commercially reasonable judgment as being its reference rate then in effect for determining interest rates on commercial loans made by it in the United Kingdom (with respect to Advances denominated in GBP), the Euro Zone (with respect to Advances denominated in Euros) or Japan (with respect to Advances denominated in JPY); provided that any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Term SOFR Rate, the Canadian Prime Rate or a rate specified in clause (iii) above shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, the Term SOFR Rate, the Canadian Prime Rate or such rate specified in clause (iii) above, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.01(h) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.01(h)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. In the event that any applicable Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Base Rate Advance” means any Advance bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, with respect to Advances in each Currency, initially, the applicable Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) or clause (iii) of Section 3.01(h).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in a Permitted Non-USD Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the ~~Company~~Companies as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated or bilateral credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the ~~Company~~Companies for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated or bilateral credit facilities denominated in the applicable Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Advance, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Daily Simple SOFR,” the definition of “U.S. Government Securities Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of Request for Advances or prepayment or conversion notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the ~~Company~~Companies, ~~in~~ in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides, in consultation with the ~~Company~~Companies , is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the relevant Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if the following is true:

Where:

AR = 62.5%.

“Broadly Syndicated Loan” means any Senior Secured Loan the assignment and assumption documentation with respect to which is governed by LSTA documentation for which at least two (2) bid-side prices are available as determined by LoanX or Markit Group Limited on any Business Day of determination.

“Business Day” means any day (other than a Saturday or a Sunday) on which commercial banks are open for business in each of New York City and the city in which the corporate trust office of the Collateral Agent is located; provided that, in addition to the foregoing, a Business Day shall be, in relation to Term Benchmark Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Advances or any other dealings of such Term Benchmark Advances, any such day that is only a U.S. Government Securities Business Day; provided that (i) with respect to any SONIA related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the setting of EURIBOR or the payment, calculation or conversion of amounts denominated in Euros, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day, (iii) with respect to any CAD related provisions herein or the payment, calculation or conversion of amounts denominated in CAD, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada, and (iv) with respect to any JPY related provisions herein or the payment, calculation or conversion of amounts denominated in JPY, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in Japan.

“CAD” means Canadian dollars.

“Calculation Period” means, with respect to any Advance, initially, the period from and including the date on which such Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the fifth Business Day after the last day of March, June, September and December of each year, commencing September 30, 2025.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as reasonably determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Term CORRA, plus 1% per annum; provided, that if any of the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) at the time of acquisition thereof, has the highest rating obtainable from either S&P or Moody’s; and (vi) such other similar instruments to the extent Permitted Non-USD Currencies are invested therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act or (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body), excluding the independent manager, of ~~the~~each Company or to direct the management policies and decisions of ~~the~~any Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests ~~of the~~any Company, (B) the Portfolio Manager or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body), excluding the independent manager~~,~~ of ~~the~~each Company or to direct the management policies and decisions of ~~the~~any Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests of ~~the~~any Company, (C) the Portfolio Manager or its Affiliates shall cease to be the investment advisor of the Parent, ~~or~~ (D) Temasek shall cease to indirectly own and control legally and beneficially 100% of the Equity Interests of ~~the Company~~any Company or (E) CHS BDC shall cease to indirectly own and control legally and beneficially 100% of the Equity Interests of APS SPV; provided that, subject to the Successor Parent delivering a Parent Joinder Agreement substantially contemporaneously with the Post-Closing Equity Transfer, the Post-Closing Equity Transfer shall not be considered a “Change of Control”.

“Charges” has the meaning set forth in Section 10.08.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Accounts” has the meaning set forth in Section 8.01(a).

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Agent” has the meaning set forth in the introductory section of this Agreement.

“Collateral Principal Amount” means, on any date of determination, (A) the aggregate principal balance of the Portfolio, including, in the case of any Delayed Funding Term Loan or Revolving Loan, the Unfunded Exposure Amount thereof, as of such date and in all cases exclusive of any deferred or capitalized interest on any Portfolio Investment plus (B) the amounts on deposit in the Collateral Accounts (in each case, including cash and Eligible Investments) representing Principal Proceeds as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.

“Collateral Quality Tests” means a test that is satisfied if, as of any date of determination, in the aggregate, the Portfolio Investments (excluding any Ineligible Investment) owned (or, in relation to a purchase of a Portfolio Investment that has traded but not settled) by the ~~Company~~Companies satisfy each of the tests set forth below, calculated, in each case in accordance with this Agreement:

(a) Minimum Diversity Score Test;

(b) Minimum Weighted Average Spread Test; and

(c) Weighted Average Life Test.

“Collection Account” has the meaning set forth in Section 8.01(a).

“Contribution Confirmation Package” means, with respect to any Market Value Trigger Event and the Parent, the following documents, agreements and notices:

(i) a fully executed equity commitment letter, in the form of Exhibit B hereto, evidencing the commitment of the Parent to contribute cash to ~~the Company~~CHS BDC no later than the date that is twelve (12) Business Days following the date on which ~~the~~a Company receives notice from the Administrative Agent of the occurrence of a Market Value Trigger Event;

(ii) a written notice from the Parent (A) containing representations and covenants by the Parent that (1) the amount specified in the equity commitment letter, together with all other amounts available to effect such Market Value Cure in accordance with the definition of such term, is at least equal to the amount necessary to effect a Market Value Cure and (2) the Parent will, as soon as practicable thereafter but no later than the conclusion of the applicable Extended Cure Period, fund directly into the MV Cure Account the amount of such capital contribution, and (B) containing covenants by the Parent representing that the Parent has covenanted (i) not to permit any lien on such equity commitment or the proceeds thereof, except for a lien securing a subscription credit facility solely if the terms of such subscription credit facility permit application of such proceeds to effect such Market Value Cure, and (ii) to immediately inform the Administrative Agent if they have any reason to believe that the equity commitment will not be timely satisfied; and

(iii) a copy of the most recent annual or quarterly financial statements for the Parent, together with a representation from the Parent that such financial statements fairly present, in accordance with GAAP, the financial condition (as of the date thereof) of the Parent.

“~~Company~~Companies” has the meaning set forth in the introductory section of this Agreement.

“Competitor” means any credit fund, debt fund, business development company or other Person in the business of middle market lending that is sponsored by a credit fund, a debt fund or a business development company; or any Person whose primary business is the management of credit funds, debt funds or business development companies, excluding any commercial bank, investment bank, broker-dealer or insurance company.

“Concentration Limitation Excess” means, on any date of determination, without duplication, the portion (which may be all) of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Portfolio Manager shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term

Loan or Revolving Loan, the Portfolio Manager shall select any term Portfolio Investment from the same Portfolio Investment Obligor and/or any funded portion of such Delayed Funding Term Loan or Revolving Loan before selecting any unfunded portion of such Delayed Funding Term Loan or Revolving Loan; provided further that if the Portfolio Manager does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

“Concentration Limitations” has the meaning set forth in Schedule 4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Risk Party” has the meaning set forth in Article VII.

“Currency” means USD and each Permitted Non-USD Currency.

“Currency Shortfall” has the meaning specified in Section 4.06(b).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the ~~Company~~Companies .

“Daily Simple SOFR Advance” means any Advance bearing interest at a rate determined by reference to the Daily Simple SOFR.

“Daily Simple SONIA” means, for each day during any Calculation Period, SONIA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the ~~Company~~Companies in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for business loans, as determined for such day at approximately 11:00 a.m., London time, on the immediately preceding Business Day. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SONIA as calculated for any purpose under this Agreement is below zero percent, Daily Simple SONIA will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Debt Securities” means obligations (other than Loans) evidenced by bonds, notes, debentures or similar instruments.

“Default” has the meaning set forth in Section 1.03.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over to ~~the~~any Company any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (a) upon (x) its funding of Advances or payment of amounts due, as applicable, or (y) the applicable Company’s receipt of such notice in form and substance satisfactory to it and the Administrative Agent, (b) has notified the ~~Company~~Companies in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Advance under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by ~~the~~a Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon ~~the~~such Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; provided that neither JPMCB nor any of its Affiliates shall constitute a Defaulting Lender on any date on which JPMCB or its Affiliate acts as Administrative Agent and the Lenders are comprised solely of JPMCB and/or its Affiliates.

“Delayed Funding Term Loan” means any Loan that (a) requires the holder thereof to make one or more future advances to the Portfolio Investment Obligor under the underlying instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates and (c) does not permit the re-borrowing of any amount previously repaid by the Portfolio Investment Obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the Portfolio Investment Obligor thereon expire or are terminated or reduced to zero; provided that, upon the making of each installment, such portions shall no longer be deemed to be a “Delayed Funding Term Loan” for purposes of this Agreement.

“Deliver” (and its correlative forms) means the taking of the following steps by ~~the~~any Company or the Portfolio Manager:

(1) except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary or the financial institution maintaining such Collateral Account, as applicable, to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary or the financial institution maintaining such Collateral Account, as applicable, to agree, pursuant to this Agreement or an Account Control Agreement, if applicable, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by ~~the~~such Company;

(2) in the case of each general intangible, by notifying the Portfolio Investment Obligor thereunder of the security interest of the Collateral Agent;

(3) in the case of Portfolio Investments consisting of instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York, Minnesota or another state of the United States that has adopted Articles 8 and 9 of the Uniform Commercial Code (each, a “UCC State”) or (y) a Person other than ~~the~~such Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in a UCC State, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in a UCC State;

(4) in the case of money, by causing such money to be deposited in the related Collateral Account that is a deposit account, and, in the case of any account which constitutes a “deposit account” under Article 9 of the UCC, by causing the Bank to continuously identify on its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent pursuant to this Agreement or an Account Control Agreement, if applicable;

(5) in the case of any Portfolio Investments consisting of Uncertificated Securities (other than any Uncertificated Securities credited to a securities account subject to an Account Control Agreement), by causing the issuer of such Uncertificated Security to either (at the option of ~~the~~such Company) (i) register the Collateral Agent as the registered owner thereof on the books and records of such issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by ~~the~~such Company;

(6) in the case of any Portfolio Investments that are held in certificated form, by crediting to a Collateral Account or delivering to the Collateral Agent, as applicable, certificates representing the relevant Collateral with respect to such Portfolio Investments;

(7) in the case of any Loan, by delivering or causing a third party to deliver to the Securities Intermediary a facsimile or other electronic form (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg~~”~~” or “jpg”) or photocopy of a fully executed assignment agreement or final credit agreement, as applicable, evidencing the acquisition by ~~the~~such Company of the Loan or a confirmation or certification from or on behalf of ~~the~~such Company to the effect that it has acquired such Loan and/or has received or will receive, and will deliver to the Securities Intermediary, appropriate Underlying Definitive Documents constituting, evidencing or representing such Loan with an instruction to identify such Loan in its internal books and records without any position code. The Securities Intermediary shall identify such Loan in its internal books and records without associating it with a position code. The Securities Intermediary shall maintain in its books and records a list of all of the Loans in accordance with this Agreement (including identifying in its reports to ~~the~~such Company and the Administrative Agent the Loans which are not direct interests in loans under the collateral notation “Participation”), and shall make available to ~~the~~such Company and the Administrative Agent such list upon request. For avoidance of doubt, no Loans will be registered in the name of the Securities Intermediary. The Securities Intermediary shall have no responsibilities or duties whatsoever with respect to any Underlying Definitive Document, except for such responsibilities as are expressly set forth herein. ~~The~~ Such Company shall instruct the administrative agent in respect of each Loan to make all payments receivable by ~~the~~such Company in respect of such Loan to the Collection Account or a Permitted Non-USD Currency Account, as applicable, or otherwise provide for the direct payment of such payments to the Collection Account or a Permitted Non-USD Currency Account, as applicable;

(8) in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the ~~the~~ Recorder of Deeds in Washington, D.C.; and

(9) in all cases by otherwise (i) ensuring that all steps, if any, required under Applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of the Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (ii) to the extent necessary, obtaining a consent from the applicable general partner, managing member, board of directors or any similar governing body of the Portfolio Investment Obligor authorizing and consenting to the pledge of the Collateral in accordance with the Loan Documents.

Notwithstanding clauses (1) and (3) above, ~~the~~each Company or the Portfolio Manager on its behalf shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof shall be deposited in or credited to the applicable Permitted Non-USD Currency Account.

“Designated Email Notification Address” means Venurathi@apstrategies.com and Operations@apstrategies.com, provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the ~~Company~~Companies may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

“Designated Independent Dealer” means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Portfolio Manager may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

“Diversity Score” means, as of any day, a score that indicates the Portfolio Investment concentration in terms of both Portfolio Investment Obligor and industry concentration, calculated as set forth in Schedule 8, as such diversity scores shall be updated at the option of the Administrative Agent if Moody’s published revised criteria.

“Dollar Equivalent” means, with respect to any Advance denominated in any Permitted Non-USD Currency, the amount of U.S. Dollars that would be required to purchase the amount of such Permitted Non-USD Currency, as applicable, of such Advance using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

“Duration Extension” means the extension of the Scheduled Termination Date by one (1) year pursuant to Section 2.07.

“Duration Extension Request” means, on any date following the first anniversary of the Effective Date, the request of the ~~Company~~Companies in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Administrative Agent and the Collateral Agent) for a Duration Extension.

“EBITDA” means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the underlying instruments for each such Portfolio Investment, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such underlying instruments, an amount, for the Portfolio Investment Obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) to the extent expressly approved by the Administrative Agent on a Portfolio Investment by Portfolio Investment basis, any other non-cash charges and organization costs, extraordinary losses in accordance with GAAP or IFRS, one-time, non-recurring non-cash charges and costs and expenses reducing earnings, other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period); provided that with respect to any Portfolio Investment Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Portfolio Investment Obligor based on annualizing the economic data from the reporting periods actually available as determined by the Administrative Agent.

“Effective Date” has the meaning set forth in Section 2.04.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Criteria” has the meaning set forth in Section 1.03.

“Eligible Currency” means U.S. Dollars and any Permitted Non-USD Currency.

“Eligible Investments” has the meaning set forth in Section 4.01.

“Eligible Jurisdictions” means the United States and any State therein, Canada, France, Germany, Italy, Japan, England or any other jurisdiction approved by the Administrative Agent in its sole discretion.

“Equity Interests” means, with respect to any Person, all (a) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person, including without limitation stockholder interest, general partnership interests, limited partnership interests or membership interests (other than any special membership interest), whether common or preferred and whether voting or non-voting and (b) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with ~~the~~any Company or the Parent, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) any of ~~the~~a Company or the Parent has underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules, or (2) any of ~~the~~a Company or the Parent sponsors, maintains, contributes to, is required to contribute to or has any direct liability with respect to any Plan, or (3) any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to any Plan, except where doing so would not reasonably be expected to have a Material Adverse Effect.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed on Reuters Screen EURIBOR01 on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the Euro in the Euro Zone) at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for Euro deposits with a maturity of three months. If such rate is not available at such time for any reason, then EURIBOR for such Calculation Period shall be the rate (which shall not be less than zero) at which Euro deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal Brussels office of the Administrative Agent in immediately available funds in the Euro Zone interbank market at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if EURIBOR as calculated for any purpose under this Agreement is below zero percent, EURIBOR will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Euro” or “€” means the lawful currency of Participating Member States.

“Event of Default” has the meaning set forth in Article VII.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the next Interest Payment Date or the Maturity Date, as applicable, in each case, as determined by the ~~Company~~Companies in good faith and in a commercially reasonable manner and verified by the Administrative Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.03(f) and (d) any Taxes imposed under FATCA.

“Extended Cure Period” has the meaning set forth in the definition of “Market Value Cure Period”.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements entered into thereunder or any similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement or analogous provisions of non-U.S. law.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means that certain Fee Letter, dated as of the Effective Date, between ~~the Company~~CHS BDC and the Administrative Agent.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the ~~Company~~Companies hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the Assignment and Assumption pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to the provisions of Section 2.06 or Section 10.06 of this Agreement.

“Financing Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) (with a copy to the Collateral Agent, which may also be by email) a Financing Commitment Increase Option Request.

For the avoidance of doubt, the Scheduled Financing Commitment Increase Date is not a Financing Commitment Increase Date.

“Financing Commitment Increase Option Request” means, on any date (i) during the Reinvestment Period and (ii) on which the aggregate outstanding principal amount of Advances is not less than the applicable Minimum Funding Amount as of such date, the request of the ~~Company~~Companies in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Collateral Agent (which may also be by email)) for an increase of the Financing Commitments pursuant to Section 2.06; provided that the ~~Company~~Companies (in consultation with the Administrative Agent) shall determine the proposed effective date of any such increase in the Financing Commitments, which may be as early as ten (10) Business Days after delivery of a Financing Commitment Increase Option Request (or such shorter period as the Administrative Agent may agree in its sole discretion).

“First Amendment Effective Date” means January 1, 2026.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the ~~Company~~Companies.

“GBP” and “£” mean British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hague Convention” has the meaning set forth in Section 8.01(e).

“Increased Financing Commitment” has the meaning set forth in Section 2.06.

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include (x) a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement or (y) any obligations or liabilities which would be required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP.

“Indemnified Person” has the meaning set forth in Section 5.03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of ~~the~~any Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Independent Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the ~~Company~~Companies and the Administrative Agent): Bank of America/BofA Securities, Inc., Barclays Bank, BNP Paribas, Citibank, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, UBS, Wells Fargo, Macquarie Capital (USA) Inc. and any Affiliate of any of the foregoing, but in no event including ~~the~~any Company or any Affiliate of the Company.

“Ineligible Investment” means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date or Substitution Date, as applicable, will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided further that any Participation Interest that has not been elevated to an absolute assignment on or prior to the 45th calendar day (or, if the Administrative Agent determines in its sole discretion that ~~the Company~~CHS BDC is diligently pursuing such assignment within such 45 calendar day period and has been unable to do so, the 60th calendar day) following the Effective Date shall constitute an Ineligible Investment until the date on which such elevation has occurred.

“Information” means all information received from ~~the~~any Company relating to ~~the~~any Company, the Parent or the Portfolio Manager or their respective business hereunder or pursuant hereto, other than any such information that is available to an Agent or Lender on a non-confidential basis prior to disclosure by ~~the~~such Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from ~~the~~any Company after the date hereof, such information is clearly identified at the time of delivery as confidential.

“Initial Financing Commitment” means the Financing Commitment provided by the Lenders to the ~~Company~~Companies on the Effective Date in the amount of $750,000,000.

“Initial Parent” has the meaning set forth in the introductory section of this Agreement.

“Initial Participant” means the Lender Participant identified from the Administrative Agent to the ~~Company~~Companies prior to the Effective Date.

“Initial Portfolio Investments” means the Portfolio Investments listed in Schedule 5.

“Interest Collection Account” means the account(s) established by the Bank or the Securities Intermediary and so labeled and set forth on the Transaction Schedule for the deposit of Interest Proceeds denominated in USD and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Interest Payment Date” means the fifth Business Day after the last day of each Calculation Period, beginning with the Calculation Period ending January 7, 2026.

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which ~~the~~a Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, underwriting fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account, the Unfunded Exposure Account or the Permitted Non-USD Currency Unfunded Exposure Accounts or any proceeds therefrom.

“Investment” means (a) the purchase of any Debt Security or Equity Interest of any other Person, (b) the making of any Loan or advance to any other Person or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“IRS” means the United States Internal Revenue Service.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“JPY” means Japanese Yen.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Liabilities” has the meaning set forth in Section 5.03.

“Lien” means any security interest, lien, charge, pledge, preference, equity, assignment by way of security or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Liquid Debt Security” means, as of any date, any Debt Security which has had $10,000,000 or more in average trading volume in the prior 30 calendar days as reported by TRACE.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Loan Documents” means this Agreement, the Administrative Agency Letter, the Fee Letter, the Parent Joinder Agreements, the Account Control Agreements, if any, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Loan to Value Ratio” means, as of any date of calculation, the ratio of (a) the Net Advances to (b) the Net Asset Value, in each case, as of such date.

“LTV Default” means, as of any date of determination, the Loan to Value Ratio is greater than 72.5%.

“Management Agreement” means the investment management agreement, dated as of the Effective Date, between the Initial Parent and the Portfolio Manager.

“Margin Stock” has the meaning provided such term in Regulation U of the Federal Reserve Board.

“Market Value” means, on any date of determination (after giving effect to Section 1.06), (a) with respect to any Broadly Syndicated Loan, the average indicative bid-side price (expressed as a percentage) determined by Markit Group Limited or LoanX (or, if the Administrative Agent determines in its sole discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Broadly Syndicated Loan as determined by the Administrative Agent in good faith and in a commercially reasonable manner), (b) with respect to any Liquid Debt Security, the average indicative bid-side price for such Debt Security as reported by TRACE (or, if the Administrative Agent determines in its sole discretion that such price is not available or is not indicative of the actual current market value, the market value of such Liquid Debt Security as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (c) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par or the face amount thereof and not to exceed par or the face amount thereof, as applicable.

So long as no Market Value Event has occurred and no Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments in accordance with the Administrative Agency Letter.

~~The~~Each Company and the Portfolio Manager hereby acknowledge that the Administrative Agent may make available to the ~~Company~~Companies and the Portfolio Manager the Market Value of each Portfolio Investment by posting such materials or information on the Financing Connect platform hosted by JPMorgan Chase Bank, N.A. or another similar electronic system. Any notification from the Administrative Agent to the ~~Company~~Companies that the events set forth in clause (A)(i) of the definition of the term Market Value Event have occurred shall be accompanied by a written statement showing the then current Market Value of each Portfolio Investment.

“Market Value Cure” means, on any date of determination, (i) with the consent of the Administrative Agent, the Purchase by ~~the~~any Company of additional Portfolio Investments and the Delivery thereof by ~~the~~such Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of cash or Cash Equivalents to ~~the Company~~CHS BDC and the Delivery thereof by ~~the Company~~CHS BDC to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by ~~the~~a Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by ~~the~~a Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii) (iii) and (iv), in each case during the

Market Value Cure Period, at the option of the Portfolio Manager, and in an amount such that immediately after giving effect to all such actions and the application of proceeds thereof, the Borrowing Base Test is satisfied; provided that any Portfolio Investment Purchased by ~~the~~a Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied (or if not satisfied, maintained or improved) immediately after such contribution. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been Purchased by the applicable Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to ~~the~~such Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle, (x) in the case of a Loan, within twenty five (25) Business Days of the Trade Date thereof (or such longer period as the Administrative Agent agrees in its sole discretion), (y) in the case of a Debt Security, within two (2) Business Days of the Trade Date thereof (or such longer period as the Administrative Agent agrees in its sole discretion) and (z) in the case of any other Portfolio Investment, within three (3) Business Days of the Trade Date thereof (or such longer period as the Administrative Agent agrees in its sole discretion) (each, as applicable, the “Settlement Period”).

“Market Value Cure Failure” means the failure by the ~~Company~~Companies to effect a Market Value Cure as set forth in the definition of such term during the Market Value Cure Period.

“Market Value Cure Period” means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which, if received after 4:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and ending at the close of business in New York two (2) Business Days thereafter; provided, that in the event that the Parent delivers a Contribution Confirmation Package satisfactory to the Administrative Agent in its sole discretion (which discretion may include, without limitation, the identity, capitalization and creditworthiness of the Parent providing such Contribution Confirmation Package) within such two (2) Business Day period (and a copy of such Contribution Confirmation Package shall be delivered electronically to the designated email address provided by the Administrative Agent to the ~~Company~~Companies and the Portfolio Manager), then the Market Value Cure Period shall be extended to the close of business ten (10) Business Days following the conclusion of such two (2) Business Day period (an “Extended Cure Period”); provided, further, that if ~~the~~a Company or the Parent becomes aware that any portion of the equity commitment under such Contribution Confirmation Package will not be timely made within the applicable Extended Cure Period, then ~~the~~such Company or the Parent shall provide the Administrative Agent notice thereof (and a copy of such notice shall be delivered electronically to the designated email address provided by the Administrative Agent to the ~~Company~~Companies and the Portfolio Manager) as soon as reasonably practical (but no later than one (1) Business Day) and the Market Value Cure Period shall end on the earlier of (i) two (2) Business Days following the date ~~the~~such Company or the Parent becomes so aware and (ii) the conclusion of the applicable Extended Cure Period.

“Market Value Event” means (A) the occurrence of both of the following events (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment Purchased by ~~the~~a Company shall fail to settle within the applicable Settlement Period.

“Market Value Trigger” has the meaning set forth in the Transaction Schedule.

“Market Value Trigger Event” means an event that shall have occurred if the Administrative Agent has determined and notified the ~~Company~~Companies in writing as of any date that the Loan to Value Ratio is greater than the Market Value Trigger.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of ~~the~~any Company, the Parent or the Portfolio Manager, (b) the ability of ~~the~~any Company, the Parent or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby, (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (vi) modifies the definition of “Borrowing Base Test” or “Reinvestment Period” or (vii) releases a material portion of the Collateral (other than as specifically permitted or contemplated in this Agreement).

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date (including any extensions thereof) set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated in full and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by ~~the~~any Company.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Mezzanine Obligation” means a Portfolio Investment that is a Loan that is not a Senior Secured Loan or a Second Lien Loan.

“Minimum Diversity Score Test” means a test that will be satisfied on any date of determination if the Diversity Score of Portfolio Investments (excluding any Ineligible Investment) as of such date equals or exceeds 10.

“Minimum Funding Amount” means, on any date of determination, the amount set forth in the table below; provided that, on and after any Financing Commitment Increase Date, the Minimum Funding Amount (if any) with respect to such increased Financing Commitments shall be as agreed by the Administrative Agent and the ~~Company~~Companies in connection with the corresponding increase of the Financing Commitment:

Period Start Date	Period End Date	Minimum Funding Amount (as a percentage of aggregate Financing Commitments)
Effective Date	3 months following Effective Date	50%
3 months and one day following Effective Date	Last day of the Ramp-Up Period	60%
First day following the Ramp-Up Period	Last day of the Reinvestment Period	75%

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of the Portfolio Investments (excluding any Ineligible Investment) equals or exceeds 4.50%.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“MV Cure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Nationally Recognized Valuation Provider” means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Alvarez & Marsal, (iv) ~~Duff & Phelps~~Kroll and (v) Houlihan Lokey; provided that any independent entity providing professional asset valuation services may be added to this definition by the ~~Company~~Companies (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the ~~Company~~Companies and the Portfolio Manager; provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the ~~Company~~Companies and the Portfolio Manager so long as, after giving effect to such removal, (x) there are at least three providers designated pursuant to this definition and (y) at least two of the initial providers designated pursuant to this definition as of the Effective Date shall at all times continue to be so designated.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments)) representing Principal Proceeds (excluding any Principal Proceeds which are required to settle any outstanding Purchase Commitments); provided that that if an Unfunded Exposure Collateral Election Notice has been delivered and has not been revoked, Net Advances and Advances shall, prior to, and excluding, the three-month anniversary of the Effective Date, include an amount equal to the greater of (i) zero and (ii) any Unfunded Exposure Shortfall up to an amount that the Borrowing Base Test is satisfied after giving effect to this proviso (the amount of the Unfunded Exposure Shortfall not included in Net Advances due to the Borrowing Base Test not being satisfied, the “Excess Unfunded Exposure Shortfall”), solely for the purposes of the Borrowing Base Test, Loan to Value, LTV Default, Market Value Trigger Event and Section 1.06.

“Net Asset Value” means, on any date of determination (after giving effect to Section 1.06), the sum of (i) the product, for each Portfolio Investment, of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount or face amount, as applicable, of such Portfolio Investment, and (ii) amounts on deposit in the Unfunded Exposure Account; provided that, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled within the applicable Settlement Period and (3) any Ineligible Investments will, in each case, be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

“Non-Traded Asset” means any Loan or Debt Security that is not a Traded Asset. “Notice of Acquisition” has the meaning set forth in Section 1.02(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Oak Hill” means Oak Hill Advisors, L.P., a Delaware limited partnership.

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means the Initial Parent or, after the Post-Closing Equity Transfer, the Successor Parent.

“Parent Joinder Agreement” means a parent joinder agreement entered into by the Successor Parent, and accepted by the Administrative Agent, in the form of Exhibit C.

“Partial PIK Portfolio Investment” has the meaning set forth in Schedule 3. “Participant Register” has the meaning set forth in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Interest” means a participation interest in a Loan or a Debt Security.

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Payment” has the meaning set forth in Section 9.03(b).

“Payment Notice” has the meaning set forth in Section 9.03(c).

“Permitted Distribution” means, on any Business Day, distributions of Interest Proceeds and/or Principal Proceeds at the discretion of the ~~Company~~Companies to its limited partners (or other permitted equity holders of the ~~Company~~Companies) or to pay (i) compensation, fees, and reimbursable expenses payable to the Portfolio Manager and other service providers, including accrued and unpaid Portfolio Manager Fees, (ii) ordinary-course operating expenses and (iii) taxes; provided that (a) there are Excess Interest Proceeds remaining after giving effect to such distribution, (b) Principal Proceeds may only be distributed during the Reinvestment Period, but after the Ramp-Up Period only, (c) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (d) no Market Value Event shall have occurred, (e) no Market Value Trigger Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (f) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (g) the ~~Company~~Companies gives at least two (2) Business Days’ prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (h) not more than ten Permitted Distributions are made in any single Calculation Period (unless otherwise consented to by the Administrative Agent in its sole discretion) and (i) the ~~Company~~Companies and the Administrative Agent confirm in writing (which, in each case, may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied.

“Permitted Lien” means any of the following: (a) Liens for Taxes that are (i) not due and payable at such time or (ii) being contested in good faith by appropriate proceedings and with respect to which reserves have been provided in accordance with GAAP on the books of the Person required to pay such Taxes, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder and (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to securities, cash and Cash Equivalents (or such other investments permitted by Section 6.02(u)) on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian with respect to cash management, operating account arrangements and netting arrangements or other amounts owing in connection with the maintenance or operation of any bank or securities account, (f) with respect to any collateral underlying a Portfolio Investment, the Lien in favor of ~~the~~any Company and liens permitted under the related underlying instruments, (g) as to agented Portfolio Investments, Liens in favor of the agent under the related underlying instruments, and (h) precautionary Liens and filings of financing statements under the UCC, covering assets sold to or contributed to a Person not prohibited hereunder.

“Permitted Non-USD Currency” means Euros, CAD, GBP and/or JPY.

“Permitted Non-USD Currency Account Opening Notice” has the meaning specified in Section 8.01(a).

“Permitted Non-USD Currency Accounts” means the account(s) established by the Bank or the Securities Intermediary and so labeled and set forth on the Transaction Schedule in an applicable jurisdiction to hold cash or Portfolio Investments denominated in a Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary, as applicable.

“Permitted Non-USD Currency Equivalent” means, with respect to any amount in USD, the amount of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal foreign exchange rate(s) obtained as described in the definition of the term Spot Rate.

“Permitted Non-USD Currency Unfunded Exposure Accounts” means, collectively, the accounts established by the Bank or the Securities Intermediary in respect of each Permitted Non-USD Currency and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount denominated in such Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary, as applicable.

“Permitted RIC Distribution” means distributions to the Parent (from the Collateral Accounts or otherwise), for so long as the Parent qualifies for tax treatment as a RIC, to the extent reasonably required to allow the Parent to make sufficient distributions to qualify as a RIC, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the ~~Company~~Companies in the aggregate would have been required to distribute to the Parent: (i) allow the ~~Company~~Companies in the aggregate to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain ~~its~~the Parent’s eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the ~~Company’s~~Companies’ liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero ~~the Company’s~~their liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that ~~the~~each Company had qualified to be taxed as a RIC under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and so long as (i) after giving effect to such Permitted RIC Distribution, the Loan to Value Ratio does not exceed 67.5%, (ii) the ~~Company gives~~Companies give at least two (2) Business Days prior notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (iii) if any such Permitted RIC Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed $1,500,000 and (iv) the ~~Company~~Companies and the Administrative Agent (such confirmation by the Administrative Agent not to be unreasonably withheld, conditioned or delayed) confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

“Permitted Working Capital Lien” has the meaning set forth in the definition of “Senior Secured Loan”.

“Person” means any natural person, corporation, exempted company, partnership (including any exempted limited partnership), trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“PIK Portfolio Investment” has the meaning set forth in Schedule 3.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio” means all Portfolio Investments Purchased or Substituted and not otherwise sold or liquidated.

“Portfolio Investments” has the meaning set forth in the introductory section of this Agreement.

“Portfolio Investment Obligor” means, with respect to any Portfolio Investment, the borrower or issuer thereof.

“Portfolio Manager” has the meaning set forth in the introductory section of this Agreement.

“Portfolio Manager Fee” means, so long as the Parent or any Affiliate thereof is the Portfolio Manager, the fee payable to the Portfolio Manager on each Interest Payment Date in arrears in respect of each Calculation Period, which fee shall be an amount equal to (A) the average of the gross assets on the first day of such Calculation Period and the gross assets on the last day of such Calculation Period multiplied by (B) a rate equal to 1.5% per annum (calculated on the basis of a year of 360 days and the actual number of days elapsed in such Calculation Period).

“Possessory Collateral” has the meaning set forth in the definition of “Deliver”.

“Post-Closing Equity Transfer” means the transfer of the Equity Interests of ~~the Company~~CHS BDC to APS BDC LLC or a wholly-owned subsidiary of APS BDC LLC (as applicable, the “Successor Parent”).

“Post-Closing Merger” has the meaning set forth in Section 10.15.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Collection Account” means the account(s) established by the Bank or the Securities Intermediary and so labeled and set forth on the Transaction Schedule for the deposit of Principal Proceeds denominated in USD and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Principal Proceeds” means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed to or deposited by ~~the~~any Company and Advances made in accordance herewith), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account or the Permitted Non-USD Currency Unfunded Exposure Accounts.

“Priority of Payments” has the meaning set forth in Section 4.05.

“Proceeding” has the meaning set forth in Section 10.07(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase” means each acquisition of a Portfolio Investment (other than by Substitution) by way of (i) a direct issuance to ~~the~~any Company by the obligor thereunder or extension of credit ~~by the~~any Company to the obligor thereunder or (ii) a grant of a Participation Interest to ~~the~~any Company in an Initial Portfolio Investment on the Effective Date.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Ramp-Up Period” means the period from and including the Effective Date to, but excluding, June 30, 2026.

“Reference Rate” means (i) with respect to Advances denominated in USD and related calculations, the Term SOFR Rate, (ii) with respect to Advances denominated in CAD and related calculations, Adjusted Term CORRA, (iii) with respect to Advances denominated in GBP and related calculations, Daily Simple SONIA, (iv) with respect to Advances denominated in Euros and related calculations, EURIBOR, and (v) with respect to Advances Denominated in JPY, TIBOR. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Administrator and the Collateral Agent), and such determination shall be conclusive absent manifest error.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting or (3) with respect to other Benchmarks, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) September 30, 2028; provided that, if the Scheduled Termination Date is extended upon a Duration Extension Request, the date set forth in this clause (i) shall be extended by the same number of days as the resulting extension of the Scheduled Termination Date following such Duration Extension Request, (ii) the date on which a Market Value Event occurs, (iii) the date on which an Event of Default occurs and (iv) the date on which the investment period of the Parent or ~~the~~any Company terminates.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in USD, the Federal Reserve Board, the NYFRB, the Term SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board, the NYFRB, the Term SOFR Administrator, or, in each case any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Advances denominated in any Permitted Non-USD Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Removed Agent” has the meaning set forth in Section 9.01.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Required Lenders” means (a) JPMCB and its Affiliates and their respective successors in interest (in each case, so long as such Person is a Lender hereunder) and (b) the other Lenders (other than any Defaulting Lender), if any, holding, together with the Persons set forth in clause (a) above, 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances (other than outstanding Advances of Defaulting Lenders excluded pursuant to this clause (b)) plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments (other than the undrawn amount of the outstanding Financing Commitments of Defaulting Lenders excluded pursuant to this clause (b)).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, any officer of the Collateral Agent, the Collateral Administrator or the Securities Intermediary customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any Equity Interests in ~~the~~any Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by ~~the~~any Company of any Equity Interests in ~~the~~any Company now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests in ~~the~~any Company now or hereafter outstanding.

“Retiring Agent” has the meaning set forth in Section 9.01.

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.

“Revolving Loan” means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“RIC” means a “regulated investment company” as defined in Section 851 of the Code.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the target of comprehensive Sanctions (as of the Effective Date, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea region of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other sanctions authority in any jurisdiction in which ~~the~~any Company or any of its Subsidiaries is located or maintains an office or other physical location, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more, or controlled (as applicable under relevant law), by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the target of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom, or other sanctions authority in any jurisdiction in which ~~the~~any Company or any of its Subsidiaries is located or maintains an office or other physical location.

“Scheduled Financing Commitment Increase” means, subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, the increase in the Financing Commitment by the Scheduled Financing Commitment Increase Amount to occur on the Scheduled Financing Commitment Increase Date.

“Scheduled Financing Commitment Increase Amount” means U.S.$250,000,000.

“Scheduled Financing Commitment Increase Conditions” means, with respect to the Scheduled Financing Commitment Increase~~,~~ :

(a) certification (which may be by email) by the Portfolio Manager that as of the date of such Scheduled Financing Commitment Increase, each of the following conditions is satisfied:

(i) no Market Value Event has occurred;

(ii) no Default or Event of Default has occurred and is continuing;

(iii) the Reinvestment Period has not otherwise ended;

(iv) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Scheduled Financing Commitment Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(b) the ~~Company~~Companies shall have paid to the Administrative Agent on the Effective Date to or for the account of the applicable Lenders on or before the Scheduled Financing Commitment Increase Date, a fee in an aggregate amount as specified in Section 4.03(e); and

(c) the Administrative Agent confirms (which may be by email) that the conditions set forth in clause (a)(i) through (a)(iv) above are satisfied on and as of the Scheduled Financing Commitment Increase Date.

“Scheduled Financing Commitment Increase Date” means March 30, 2026 or such earlier date as requested by the ~~Company~~Companies and approved by the Administrative Agent in its sole discretion, provided that the Scheduled Financing Commitment Increase Date shall not occur unless, as of such date, the Scheduled Financing Commitment Increase Conditions have been satisfied or waived by the Administrative Agent in its sole discretion.

“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule.

“Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (provided that, for the avoidance of doubt, a Loan that is second priority solely to a Permitted Working Capital Lien shall constitute a Senior Secured Loan) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by ~~the~~any Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

“Secured Obligations” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Securities Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Securities Intermediary” has the meaning set forth in the introductory section of this Agreement.

“Senior Secured Loan” means any Loan, that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Portfolio Investment Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral.

“Settlement Date” has the meaning set forth in Section 1.03.

“Settlement Period” has the meaning set forth in the definition of “Market Value Cure”.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning set forth in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means The Bank of England (or a successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Accounts” means each of the Interest Collection Account, Principal Collection Account, CAD Interest Collection Account, CAD Principal Collection Account, GBP Interest Collection Account, GBP Principal Collection Account, Euro Interest Collection Account, Euro Principal Collection Account, JPY Interest Collection Account and JPY Principal Collection Account, each as identified and set forth on the Transaction Schedule.

“Spot Rate” means, as of any date of determination, (x) with respect to actual currency exchange between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar rate available through the Securities Intermediary’s banking facilities (or, if the Securities Intermediary has notified the Administrative Agent and the ~~Company~~Companies that it will no longer provide such services or if the Securities Intermediary or one of its Affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar spot rate that appeared on the Bloomberg screen (or any successor thereto) (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day. The determination of the Spot Rate shall be conclusive absent manifest error.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Portfolio Investment Obligor, including collateralized debt obligations and mortgage-backed securities.

“Subsidiary” of a Person means a corporation, exempted company, partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Substitute Portfolio Investment” has the meaning set forth in Section 1.07.

“Substitution” has the meaning set forth in Section 1.07.

“Substitution Date” has the meaning set forth in Section 1.03.

“Successor Parent” has the meaning set forth in the definition of “Post-Closing Equity Transfer”.

“Synthetic Security” means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“TARGET2 Settlement Day” means any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) system is open.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Advance” means any Advance bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term CORRA” means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator; provided, further, that, in the event that the rate resulting from the sum of any Term CORRA shall be less than zero, such rate shall be deemed to be the zero for purposes of this Agreement.

“Term CORRA Adjustment” means a percentage equal to 0.32138% (32.138 basis points).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Date” means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.

“Term CORRA Reference Rate” the forward-looking term rate based on CORRA. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, for each Calculation Period, the 3-month Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such Calculation Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the 0%, such rate shall be deemed to be equal to 0% for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in U.S. Dollars and for any tenor comparable to the applicable Calculation Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“TIBOR” means, for each Calculation Period relating to an Advance in JPY the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for deposits in JPY with a tenor of one month or three months, as applicable, as displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. Japan time two business days prior to the commencement of such Calculation Period. If such rate is not available at such time for any reason, then TIBOR for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which JPY deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Tokyo interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if TIBOR as calculated for any purpose under this Agreement is below zero percent, TIBOR will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“TRACE” means the Trade Reporting and Compliance Engine.

“Trade Date” has the meaning set forth in Section 1.03.

“Traded Asset” means any Broadly Syndicated Loan or Liquid Debt Security.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security” has the meaning set forth in the UCC.

“Underlying Definitive Documents” means with respect to any Portfolio Investment, each loan agreement, indenture, other financing agreement, promissory note, collateral security agreement, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Portfolio Investment, including without limitation, the agreements and instruments in respect of which ~~the~~a Company acquired such Portfolio Investment.

“Undrawn Fee Rate” means a per annum rate equal to the Applicable Margin minus the Commitment Fee Rate.

“Unfunded Exposure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in any Permitted Non-USD Currency, converted to U.S. Dollars at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.

“Unfunded Exposure Collateral Election” means, the election by the ~~Company~~Companies, with prior written notice (including via email) to the Administrative Agent (an “Unfunded Exposure Collateral Election Notice”), to, but excluding, the three-month anniversary of the Effective Date, that the proviso in Section 2.03(g) should not be applicable; provided that at the time of such election no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing; provided, further, that an Unfunded Exposure Collateral Election Notice may be delivered only once per calendar month, provided, further, an Unfunded Exposure Collateral Election shall remain in effect until revoked by the ~~Company~~Companies with prior written notice (including via email) to the Administrative Agent; provided, further, that, unless the ~~Company delivers~~Companies deliver an Unfunded Exposure Collateral Election Notice prior to the Effective Date, an Unfunded Exposure Collateral Election will not be in effect as of the Effective Date.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (x) zero and (y) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the amounts on deposit in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts.

“Unused Facility Amount” means, on any applicable date of determination, (i) the aggregate Financing Commitments of all Lenders minus the aggregate outstanding amount of the Advances.

“U.S. Dollars” or “USD” means the lawful currency of the United States of America. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f). “Weighted Average Life” means, as of any date of determination with respect to all Portfolio Investments (excluding any Ineligible Investment), the number of years following such date obtained by:

(a) summing the products of: (i) Average Life at such time of each Portfolio Investment (excluding any Ineligible Investment) multiplied by (ii) the principal balance of such Portfolio Investment; and

(b) dividing such sum by the aggregate principal balance of all Portfolio Investments (excluding any Ineligible Investment) as of such date.

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to the Portfolio Investments, the quotient obtained by dividing (x) the sum of the products of (A) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the stated maturity date of the applicable Portfolio Investment and (B) the respective amounts of principal of such Portfolio Investment by (y) the sum of all principal on such Portfolio Investment.

“Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of the Portfolio Investments (excluding any Ineligible Investment) as of such date is less than or equal to eight (8) years.

“Weighted Average Spread” means, as of any date, the number, expressed as a percentage, obtained by dividing:

(a) the amount equal to (i) the Aggregate Funded Spread with respect to all Portfolio Investments (excluding any Ineligible Investment) plus (ii) the Aggregate Unfunded Spread, by

(b) the aggregate principal balance of all Portfolio Investments (excluding any Ineligible Investment) as of such date.]

“Working Capital Revolver” means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero-Coupon Security” means any Debt Security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01 Purchases of Portfolio Investments. From time to time during the Reinvestment Period, ~~the~~each Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for ~~the~~such Company’s account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02 Procedures for Purchases and Related Advances.

(a) Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which ~~the~~any Company proposes that a binding commitment or other agreement to acquire any Portfolio Investment be made by it or for its account (a “Purchase Commitment”), or that a Substitution occur, the Portfolio Manager, on behalf of ~~the~~such Company, shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a notice of acquisition (a “Notice of Acquisition”); it being understood and agreed, that any delivery of a Notice of Acquisition by the Portfolio Manager to the Administrative Agent on behalf of ~~the~~a Company shall be deemed to be a certification by ~~the~~such Company of the contents thereof and that all conditions to the Purchase of the relevant Portfolio Investment(s) set forth in Section 1.03 are satisfied.

(b) Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Portfolio Manager and the ~~Company~~Companies may reasonably agree (which format shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request (which information shall include in any event whether such Portfolio Investment is subject to any event of default (as such term or similar term is defined in the underlying instruments for such Portfolio Investment)).

(c) Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to request reasonable additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Portfolio Manager and the ~~Company~~Companies of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information reasonably requested in connection therewith); provided that (i) the ~~Company~~Companies shall provide to the Collateral Agent a copy of any such notification of approval or failure to approve a Portfolio Investment that it receives from the Administrative Agent, (ii) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent, (iii) any approval by the Administrative Agent of any proposed Portfolio Investment as an Eligible Portfolio Investment shall apply to any subsequent acquisition of the same Portfolio Investment with a Trade Date occurring not later than thirty (30) days after such approval and

(iv) the failure of the Administrative Agent to notify the Portfolio Manager and the ~~Company~~Companies of its approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition.

(d) The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit ~~the~~any Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date or Substitution Date, as applicable, shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

SECTION 1.03 Conditions to Purchases and Substitutions. No Purchase Commitment, Purchase or Substitution shall be entered into or made unless each of the following conditions is satisfied (or waived by the Administrative Agent) as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment’s “Trade Date”) or ~~the~~any Company ~~consummates~~consummate a Substitution (the “Substitution Date”):

(1) the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the “Eligibility Criteria”);

(2) the proposed Settlement Date for such Portfolio Investment is not later than the end of the applicable Settlement Period;

(3) no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a “Default”), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and

(4) after giving pro forma effect to the Purchase or Substitution of such Portfolio Investment and any related Advance, the Borrowing Base Test is satisfied or, if the Borrowing Base Test was not satisfied immediately prior to such Purchase, will be improved by such Purchase.

Each Purchase Commitment or Purchase shall be deemed to constitute a representation and warranty by the applicable Company on the date thereof as to the matters specified in paragraphs (1) through (4) of this Section.

If the above conditions to a Purchase Commitment, a Purchase or a Substitution are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which such Purchase or Substitution (in each case, if any) shall settle (the “Settlement Date” for such Portfolio Investment).

Promptly following the Settlement Date for a Portfolio Investment and its receipt thereof (and at other times thereafter promptly following the written request of the Administrative Agent (including via email)), the Collateral Agent shall provide (which may be via email) to the Administrative Agent a copy of the executed assignment agreement pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to ~~the~~any Company.

SECTION 1.04 Sales of Portfolio Investments. ~~The~~No Company shall ~~not~~ sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent (provided that, if after giving effect thereto, no Market Value Event has occurred or will occur therefrom and no Default or Event of Default has occurred and is continuing or would result therefrom, such consent not to be unreasonably withheld, conditioned or delayed), except that, subject to Section 6.02(w), ~~the~~any Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset so long as (and any trade ticket or other direction or instruction from the Company (or the Portfolio Manager on its behalf) shall be deemed to constitute a certification that the following conditions have been satisfied), (x) after giving effect thereto, no Market Value Event has occurred, no Market Value Trigger Event has occurred or will occur therefrom and no Default or Event of Default has occurred and is continuing (unless such Default or Event of Default will be cured by such asset sale and no other Default or Event of Default has occurred and is continuing), (y) the sale of such asset by ~~the~~such Company shall be on an arm’s-length basis at fair market value and in accordance with the Portfolio Manager’s standard market practices, and (z) after giving effect to such sale, transfer or disposition, the Borrowing Base Test is satisfied. In addition, subject to clauses (x) and (y) in the immediately preceding sentence, (a) within two (2) Business Days of any Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, ~~the~~such Company shall sell such Revolving Loan or Delayed Funding Term Loan and shall pay any amount payable in connection with such sale and (b) upon the request of the Administrative Agent within two (2) Business Days of any other Portfolio Investment becoming an Ineligible Investment, ~~the~~such Company shall, subject to clauses (x) and (y) in the immediately preceding sentence, sell such Portfolio Investment.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, ~~neither the~~no Company nor the Portfolio Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts (other than the transfer of funds from the Permitted Non-USD Currency Accounts to another Collateral Account in accordance with this Agreement)) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, ~~the~~each Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent’s standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Portfolio Manager shall have no right to act on behalf of, or otherwise direct, ~~the~~any Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent. Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Portfolio Manager shall take such actions as the Administrative Agent may reasonably request in writing (including via e-mail) to facilitate the consummation of such sale. Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c).

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i) notify ~~the~~each Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and

(ii) direct ~~the~~each Company to sell such Portfolio Investments to the Designated Independent Dealer if the Designated Independent Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Dealer if, in the Administrative Agent’s judgment (acting reasonably):

(A) either:

(x) the Designated Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y) the Designated Independent Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B) such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Dealer or (y) the inability, failure or refusal of the Designated Independent Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, ~~the~~each Company hereby appoints the Administrative Agent as ~~the~~such Company’s attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of ~~the~~such Company by this appointment), with full authority in the place and stead of ~~the~~such Company and in the name of ~~the~~such Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to ~~the~~any Company, the Portfolio Manager, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

SECTION 1.05 Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by ~~the~~any Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by ~~the~~such Company until such settlement date.

SECTION 1.06 Valuation of Permitted Non-USD Currency Portfolio Investments

(a) Except as set forth in clause (b) and Section 4.06(b), for purposes of all valuations, calculations and reports under the Loan Documents, (i) the principal amount of all Portfolio Investments and Eligible Investments denominated in a Permitted Non-USD Currency, (ii) proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account and (iii) for the purposes of Net Advances and the Borrowing Base Test, the outstanding aggregate principal amount of Advances denominated in a Permitted Non-USD Currency shall be converted to U.S. Dollars at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

(b) Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments and (iii) the limitations on the portion of the Financing Limit and the Financing Commitment that may be utilized in a Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance is denominated in a Permitted Non-USD Currency, such amount shall be the Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of the applicable Permitted Non-USD Currency).

SECTION 1.07 Substitution. During the Reinvestment Period, ~~the~~a Company may replace a Portfolio Investment with another Portfolio Investment Purchased by ~~the~~any Company (each such replacement, a “Substitution” and such new Portfolio Investment, a “Substitute Portfolio Investment”) so long as (i) ~~the~~such Company has submitted a Notice of Acquisition and all applicable conditions precedent set forth in Section 1.02 and Section 1.03 have been satisfied and (ii) ~~the~~such Company complies with its covenant in Section 6.02(w), in each case with respect to each Substitute Portfolio Investment to be acquired by ~~the~~such Company in connection with such Substitution (which shall each be deemed certified upon delivery by ~~the~~such Company or the Portfolio Manager on its behalf of any instruction relating to such Substitution).

SECTION 1.08 Interest Rates; Benchmark Notification. The interest rate on an Advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.01(h) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to ~~the~~any Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the ~~Company~~Companies, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE ADVANCES

SECTION 2.01 Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the ~~Company~~Companies Advances, in a Currency (which, in the case of an Advance made to Purchase a Portfolio Investment, shall be the Currency in which such Portfolio Investment is denominated), in an aggregate amount outstanding not exceeding the amount of such Lender’s Financing Commitment (or such Lender’s Financing Commitment relating to the applicable Permitted Non-USD Currency). The Financing Commitments shall terminate on the earliest of (a) the close of business on the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.

SECTION 2.02 [Reserved].

SECTION 2.03 Advances; Use of Proceeds.

(a) Subject to the satisfaction or waiver of the conditions to the Purchase or Substitution of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the relevant Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein. If ~~the~~a Company requests an Advance for application to a Permitted Distribution, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to ~~the~~such Company on the date requested by ~~the~~such Company subject to the satisfaction or waiver of the conditions to Advance set forth in Section 2.05.

(b) Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to ~~the~~any Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c) ~~The~~Each Company shall use the proceeds of the Advances received by it hereunder (i) to purchase the Portfolio Investments identified in the related Notice of Acquisition, (ii) to make advances to the Portfolio Investment Obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the underlying instruments relating thereto, (iii) to purchase Cash Equivalents or (iv) to make a Permitted Distribution or a Permitted RIC Distribution specified in the related Request for Advance; provided that, if the proceeds of an Advance are deposited in the Collection Account (or, in the case of Advances denominated in any Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account) as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but ~~the~~a Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager the Collateral Agent shall apply such proceeds as provided in Section 4.05. The proceeds of the Advances shall not be used for any other purpose.

(d) With respect to any Advance, the Portfolio Manager shall, on behalf of ~~the~~each Company, submit a request substantially in the form of Exhibit A (a “Request for Advance”) to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) U.S. Government Securities Business Day (or in the case of an Advance denominated in CAD, GBP or Euro, 10:30 a.m. New York City time, three (3) Business Days, or in the case of an Advance denominated in JPY, 12:00 p.m. New York City time, four (4) Business Days) prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related Purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied. Subject to any deemed request pursuant to Section 3.01(h), no Request for Advance shall request a Daily Simple SOFR Advance unless the then-current Benchmark is Daily Simple SOFR.

(e) If any Lender becomes a Defaulting Lender, all or any part of any Advance not made by such Defaulting Lender shall be reallocated among the non-Defaulting Lenders who notify the Administrative Agent in writing (including via email) that they will accept such reallocation, on a pro rata basis (determined without regard to the outstanding Advances and Financing Commitments of the Defaulting Lender and any non-Defaulting Lender not providing such notice), but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s outstanding Advances and unfunded commitments hereunder to exceed its Financing Commitment.

(f) If two (2) Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Shortfall, then the Portfolio Manager, on behalf of the ~~Company~~Companies, shall be deemed to have requested an Advance on such date, and, if the conditions to Advance set forth in Section 2.05 (other than clause (2) thereof) are satisfied, the Lenders shall make a corresponding Advance on the last day of the Reinvestment Period (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in an amount to be deposited in the Unfunded Exposure Account, equal to the least of (i) the aggregate Unfunded Exposure Shortfall, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances and (iii) an amount such that the Borrowing Base Test is satisfied after giving effect to such Advance; provided that, if the ~~Company provides~~Companies provide evidence to the Administrative Agent (satisfactory to the Administrative Agent in its sole discretion) that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan or Revolving Loan, then the amount of any such Advance shall be reduced by the amount of such funds. After giving effect to such Advance, the ~~Company~~Companies shall cause the proceeds of such Advance and cash from other sources that are available in accordance with the terms of this Agreement in an amount equal to the aggregate Unfunded Exposure Shortfall to be deposited in the Unfunded Exposure Account and/or each applicable Permitted Non-USD Currency Unfunded Exposure Account.

(g) If, at any time, during the Reinvestment Period, the Unfunded Exposure Shortfall exceeds 5% of the Collateral Principal Amount, the ~~Company~~Companies shall deposit, within two (2) Business Days thereof, cash collateral in the Unfunded Exposure Account in an amount equal to such excess; provided that if an Unfunded Exposure Collateral Election Notice has been delivered and has not been revoked, this Section 2.03(g) shall not apply prior to, but excluding, the three-month anniversary of the Effective Date; provided, further, that if an Unfunded Exposure Collateral Election is in effect and there is Excess Unfunded Exposure Shortfall, the ~~Company~~Companies shall deposit, within two (2) Business Days thereof, cash collateral in the Unfunded Exposure Account in an amount equal to such Excess Unfunded Exposure Shortfall.

SECTION 2.04 Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a) Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents have been executed and are in full force and effect.

(c) Legal Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of outside counsel for ~~the Company~~CHS BDC, the Portfolio Manager and the Parent, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters, including no substantive consolidation of ~~the Company~~CHS BDC and the Parent under Cayman Islands law) in writing.

(d) Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of the managers, directors or officers (as applicable) of ~~the Company~~CHS BDC, the Parent and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each manager, director or officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of ~~the Company~~CHS BDC, the Parent and the Portfolio Manager and any other legal matters relating to ~~the Company~~CHS BDC, the Parent, the Portfolio Manager, this Agreement or the transactions contemplated hereby, including, but not limited to (i) the certificate of registration of each of ~~the Company~~CHS BDC and the Parent with the Registrar of Limited Liability Companies in the Cayman Islands (and any amendments thereto), (ii) the section 5 registration statement of each of ~~the Company~~CHS BDC and the Parent, stamped by the Registrar of Limited Liability Companies in the Cayman Islands and any applicable section 8 statements, (iii) the amended and restated limited liability company agreement and the limited liability company agreement, respectively, of each of ~~the Company~~CHS BDC and the Parent which, in the case of ~~the Company~~CHS BDC, shall reflect customary provisions with respect to the requirement for ~~the Company~~CHS BDC to have an independent manager and special member as required by section 6.02(a)(i), (iv) the declaration of trust or equivalent document relating to the special membership interest, required pursuant to section 6.02(a)(xix), (v) any and all services agreements (redacted as to fee information) relating to the appointment of the independent manager and special member, (vi) the register of managers (reflecting, in the case of ~~the Company~~CHS BDC, the independent manager), register of officers, register of members (reflecting, in the case of ~~the Company~~CHS BDC, the admission of the special member), register of security interests and register of mortgages and charges (reflecting, in the case of ~~the Company~~CHS BDC, the grant of security over its assets pursuant to the provisions hereof) of each of ~~the Company~~CHS BDC and the Parent and (vii) certificates of good standing in respect of each of ~~the Company~~CHS BDC and the Parent issued by the Registrar of Limited Liability Companies in the Cayman Islands, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e) Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by ~~the Company~~CHS BDC in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced at least two (2) Business days prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable legal fees and expenses) required to be reimbursed or paid by ~~the Company~~CHS BDC hereunder.

(f) PATRIOT Act, Etc.(i) To the extent requested by any Agent or Lender, such Agent or Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent ~~the Company~~CHS BDC qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to ~~the Company~~CHS BDC at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to ~~the Company~~CHS BDC shall have received such Beneficial Ownership Certification.

(g) Filings. The Administrative Agent (or its counsel) shall have received copies of financing statements in proper form for filing, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged.

(h) Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name ~~the Company~~CHS BDC as debtor and that are filed in the jurisdiction in which ~~the Company~~CHS BDC is organized and (ii) such other searches that the Administrative Agent deems necessary or appropriate.

(i) Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of ~~the Company~~CHS BDC, certifying that the conditions set forth in Sections 2.05(4) and 2.05(6) have been satisfied on and as of the Effective Date.

(j) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably require.

SECTION 2.05 Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied as of the proposed date of such Advance: (or waived by the Administrative Agent in its sole discretion):

(1) the Effective Date shall have occurred;

(2) the ~~Company~~Companies shall have delivered a Request for Advance in accordance with Section 2.03(d);

(3) no Market Value Event has occurred;

(4) no Default or Event of Default has occurred and is continuing;

(5) the Reinvestment Period has not ended;

(6) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(7) after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(x) the Borrowing Base Test is satisfied; and

(y) the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule, provided that, if an Unfunded Exposure Collateral Election Notice has been delivered and has not been revoked, prior to, but excluding, the three-month anniversary of the Effective Date, the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule minus an amount equal to the greater of (i) zero and (ii) any Unfunded Exposure Shortfall; ~~and~~

(8) the amount of such Advance shall be not less than $2,000,000 or the equivalent amount in a Permitted Non-USD Currency~~.~~; and

(9) with respect to the initial borrowing by the APS SPV, each of the Administrative Agent and the Initial Participant has confirmed in their sole discretion in writing (which may be by email) that Advances can be made to the APS SPV.

Each Advance shall be deemed to constitute a representation and warranty by the ~~Company~~Companies on the date thereof as to the matters specified in paragraphs (3), (4), (6) and (7)(x) of this Section.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

If any Notice of Acquisition did not include any final credit agreement and collateral and security documents relating to a Portfolio Investment subject thereto, the Portfolio Manager on behalf of ~~the~~each Company shall deliver such agreements to the Administrative Agent as soon as reasonably practicable following the Settlement Date for such Portfolio Investment.

SECTION 2.06 Financing Commitment Increase Option. The ~~Company~~Companies may, at any time after the Scheduled Financing Commitment Increase Date and before the end of the Reinvestment Period, submit a Financing Commitment Increase Option Request to increase the Financing Commitment to an aggregate amount (together with the Initial Financing Commitment and any prior increase in the Financing Commitment) of up to $4,000,000,000 (in the aggregate, including, for the avoidance of doubt, the Scheduled Financing Commitment Increase Amount available only in connection with the Scheduled Financing Commitment Increase) (any Financing Commitment resulting from approval of a Financing Commitment Increase Option Request, an “Increased Financing Commitment”), subject to satisfaction of the following conditions precedent:

(a) each of the Lenders and the Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Financing Commitment Increase Option Request;

(b) no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the Financing Commitment Increase Date;

(c) the Borrowing Base Test is satisfied on and as of the Financing Commitment Increase Date;

(d) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Financing Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e) no commitment termination or reduction shall have occurred pursuant to Section 4.07(a)(i)(B) prior to the Financing Commitment Increase Date;

(f) the ~~Company~~Companies shall have paid to the Administrative Agent on the Financing Commitment Increase Date, an upfront fee in the amount and in accordance with the terms specified in the Fee Letter;

(g) any Financing Commitment Increase Option Request shall be in an amount not less than $50,000,000; and

(h) receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (f)(ii) on the Effective Date.

SECTION 2.07 Duration Extension Option. The ~~Company~~Companies may on one occasion, at any time following the first anniversary of the Effective Date, submit a Duration Extension Request for a one (1) year extension of the Scheduled Termination Date of the Financing Commitments (any such Financing Commitment so extended, an “Extended Financing Commitment”), subject to satisfaction of the following conditions precedent:

(a) the Administrative Agent and each Lender (in their sole discretion) approves in writing (which may be by email) such Duration Extension Request;

(b) the Scheduled Termination Date with respect to any Extended Financing Commitment shall in no event be more than five (5) years following the date of such Duration Extension;

(c) the ~~Company~~Companies shall have paid to the Administrative Agent, on the date of effectiveness of such Duration Extension, an upfront fee in the amount and in accordance with the terms specified in the Fee Letter;

(d) no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the date of such Duration Extension;

(e) the Borrowing Base Test is satisfied on and as of the date of such Duration Extension;

(f) no commitment termination or reduction shall have occurred pursuant to Section 4.07(a)(i)(B) prior to the Financing Commitment Increase Date;

(g) the ~~Company~~Companies shall have taken any action as may be reasonably requested by any Secured Party pursuant to Section 6.02(aa); and

(h) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Duration Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01 The Advances.

(a) Making the Advances. If the Lenders are required to make an Advance to ~~the~~a Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent for deposit to ~~the~~a Collection Account (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account). Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the ~~Company~~Companies to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, ~~the~~each Company may borrow, prepay and reborrow Advances, except that prepayments made after the Reinvestment Period shall result in a reduction of Financing Commitments as provided in Section 4.07(e).

(b) Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus, in each case, the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus, in each case, the Adjusted Applicable Margin; provided further that, if on any date during the Reinvestment Period the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount applicable on such date, then the amount of outstanding Advances at such time shall be deemed to equal the Minimum Funding Amount and the ~~Company~~Companies shall pay the Lenders interest on the amount of such difference at a per annum rate equal to the Undrawn Fee Rate. For purposes of the foregoing, the Benchmark for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Benchmark as determined on each day during such Calculation Period in respect of Advances denominated in GBP.

(c) Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of ~~the~~each Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the applicable Currency thereof. The Administrative Agent, acting solely for this purpose as an agent of ~~the~~each Company, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from ~~the~~each Company to each Lender hereunder, and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of ~~the~~each Company to repay the Advances in accordance with the terms of this Agreement. No assignment shall be effective unless it has been recorded in the Register as provided in this section. This Section 3.01(c) shall be construed so that the Advances are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, ~~the~~each Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

(d) Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e) Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify ~~the~~any Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder (in the aggregate or in any applicable Currency), then (1) the obligation of such Lender or the Administrative Agent hereunder to fund or maintain Advances shall immediately be suspended (in the aggregate or with respect to the applicable Currency) until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the ~~Company~~Companies , such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement (in the aggregate or with respect to the applicable Currency) to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender (in the aggregate or with respect to the applicable Currency) shall be promptly paid in full by the ~~Company~~Companies (together with all accrued interest and all other amounts owing hereunder) but not later than the earlier of (x) if ~~the~~any Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies ~~the~~such Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to a particular Reference Rate or the Term SOFR Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances subject to such Reference Rate or the Term SOFR, as applicable, shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided, further, that no breakage costs shall be payable in connection with this Section 3.01(e).

(f) Increased Costs.

(i) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B) impose on any Lender or the London (or other applicable) interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C) subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the ~~Company~~Companies will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the ~~Company~~Companies will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii) A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the ~~Company~~Companies and shall be conclusive absent manifest error. The ~~Company~~Companies shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(iv) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the ~~Company~~Companies shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative

Agent notifies the ~~Company~~Companies of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(v) Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the ~~Company~~Companies may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will ~~the~~any Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi) If any Lender (A) provides notice of unlawfulness under clause (e) above or requests compensation under this clause (f), (B) becomes a Defaulting Lender, (C) becomes the subject of a Bail-In Action, or (D) does not consent to a Material Amendment consented to by the Administrative Agent and the Required Lenders, then the ~~Company~~Companies may, at ~~its~~their sole expense and effort, upon written notice to such Lender and with the consent of the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the ~~Company~~Companies that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (w) in the case of any such assignment resulting from a claim for compensation under this clause (f), such assignment will result in a reduction in such compensation, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment, (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the ~~Company~~Companies to require such assignment and delegation cease to apply, and (z) such assignment and delegation shall be offered first to JPMCB and any Affiliate thereof that is a Lender. No prepayment fee (including pursuant to Section 4.07(a)) that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.

(g) No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by ~~the~~any Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the ~~Company is~~Companies are organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

(h) Alternate Rate of Interest.

(i) Temporary Benchmark Unavailability. Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 3.01(h), if:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) adequate and reasonable means do not exist for ascertaining a Reference Rate or the Term SOFR Rate (including because such Reference Rate or Term SOFR Reference Rate is not available or published on a current basis) for the applicable Currency and such Calculation Period or (B) if the then-current Benchmark is Daily Simple SOFR, adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or

(b) the Administrative Agent is advised by the Required Lenders that (A) the applicable Reference Rate or Term SOFR Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) or (B) if the then-current Benchmark is Daily Simple SOFR, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance), then the Administrative Agent shall give notice thereof to the ~~Company~~Companies and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter (with a copy to the Collateral Agent and the Collateral Administrator) and until (x) the Administrative Agent notifies the ~~Company~~Companies and the Lenders (with a copy to the Collateral Agent and the Collateral Administrator) that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the ~~Company delivers~~Companies deliver a new Request for Advance in accordance with the terms of Section 2.03(d), then, with respect for Advances referencing the affected Benchmark (1) any Request for Advance that requests a Term Benchmark Advance shall instead be deemed to be a request for (x) Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above and (2) any Request for Advance that requests a Daily Simple SOFR Advance or an Advance in a Permitted Non-USD Currency shall instead be deemed to be a request for a Base Rate Advance.

Furthermore, if any Daily Simple SOFR Advance, Term Benchmark Advance or an Advance in a Permitted Non-USD Currency is outstanding on the date of ~~the~~a Company’s receipt of the notice from the Administrative Agent referred to in this Section 3.01(h)(i) with respect to a Benchmark applicable to such Term Benchmark Advance or Daily Simple SOFR Advance, then until (x) the Administrative Agent notifies ~~the~~such Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) ~~the~~such Company ~~delivers~~deliver a new Request for Advance in accordance with the terms of Section 2.03(d) then, with respect to Advances referencing the affected Benchmark (1) any Term Benchmark Advance shall, on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above, on such day, and (2) any Daily Simple SOFR Advance or an Advance in a Permitted Non-USD Currency shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

(ii) Permanent Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then:

(a) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and

(b) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(iii) Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv) Notices from and Determinations by the Administrative Agent. The Administrative Agent will promptly notify the ~~Company~~Companies and the Lenders (with a copy to the Collateral Agent and the Collateral Administrator) of (a) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes, (d) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (e) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.01(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.01(h).

(v) Unavailable Term Rate Tenors. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Calculation Period” or “Term SOFR Rate” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (a) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of definition of “Calculation Period” or “Term SOFR Rate” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi) Benchmark Unavailability Period. Upon ~~the~~a Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~the~~such Company may revoke any request for or conversion to a Term Benchmark Advance, a Daily Simple SOFR Advance or an Advance in a Permitted Non-USD Currency to be made or converted during any Benchmark Unavailability Period and, failing that, ~~the~~such Company will be deemed to have converted any request for, or request for conversion to, a Term Benchmark Advance into a request for, or conversion to, (A) in the case of a Term SOFR Advance, a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) in the case of (x) a Term SOFR Advance, a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event or (y) an Advance in a Permitted Non-USD Currency, a Base Rate Advance or conversion of an outstanding Advance to a Base Rate Advance.

During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Furthermore, if any Daily Simple SOFR Advance, any Term Benchmark Advance or any Advance in a Permitted Non-USD Currency is outstanding on the date of ~~the~~a Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark applicable to such Term Benchmark Advance, Daily Simple SOFR Advance or an Advance in a Permitted Non-USD Currency, then until such time as a Benchmark Replacement for such Currency is implemented pursuant to this Section 3.01(h), (1) any Term Benchmark Advance shall on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any Daily Simple SOFR Advance and any Advance in a Permitted Non-USD Currency shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

SECTION 3.02 [Reserved].

SECTION 3.03 Taxes.

(a) Payments Free of Taxes. All payments by or on account of any obligation of ~~the~~any Company under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment, then the applicable Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by ~~the~~such Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the ~~Company~~Companies . The ~~Company~~Companies shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the ~~Company~~Companies . The ~~Company~~Companies shall indemnify each Lender or the Administrative Agent, as the case may be, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the ~~Company~~Companies by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that ~~the~~no Company has ~~not~~ already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of ~~the~~a Company to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by ~~the~~any Company to a Governmental Authority pursuant to this Section 3.03, ~~the~~such Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the ~~Company~~Companies and the Administrative Agent, at the time or times reasonably requested by the ~~Company~~Companies or the Administrative Agent, such properly completed and executed documentation reasonably requested by the ~~Company~~Companies or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the ~~Company~~Companies or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the ~~Company~~Companies or the Administrative Agent as will enable the ~~Company~~Companies or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the ~~Company~~Companies and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the ~~Company~~Companies or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to the ~~Company~~Companies and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the ~~Company~~Companies or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) an executed copy of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the ~~Company~~Companies within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the ~~Company~~Companies and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the ~~Company~~Companies or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the ~~Company~~Companies or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the ~~Company~~Companies and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the ~~Company~~Companies or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the ~~Company~~Companies or the Administrative Agent as may be necessary for the ~~Company~~Companies and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the ~~Company~~Companies and the Administrative Agent in writing of its legal inability to do so; and

(E) The Administrative Agent shall deliver to the ~~Company~~Companies an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement attesting to the fact that it is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3(a)(3)(iii) and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV

COLLECTIONS AND PAYMENTS

SECTION 4.01 Interest Proceeds. The ~~Company~~Companies shall notify the Portfolio Investment Obligor with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to ~~the~~a Collection Account or the applicable Permitted Non-USD Currency Account. To the extent Interest Proceeds are received other than by deposit into the Collection Account, the ~~Company~~Companies shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to ~~the~~a Collection Account all Interest Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account. Interest Proceeds on deposit in the Permitted Non-USD Currency Accounts may be converted to U.S. Dollars at the Spot Rate no later than two (2) Business Days prior to each Interest Payment Date, each Additional Distribution Date and the Maturity Date and deposited into the Collection Account for application as described below at the written direction of the ~~Company~~Companies or the Portfolio Manager on its behalf (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent).

Interest Proceeds shall be retained in ~~the~~a Collection Account (or any Permitted Non-USD Currency Account, as applicable) and held in cash and/or invested (and reinvested) at the written direction of the applicable Company (or the Portfolio Manager on its behalf) provided to the Collateral Agent in Cash Equivalents denominated in the applicable currency of such account selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) (“Eligible Investments”). Eligible Investments shall mature no later than the end of the then-current Calculation Period. In the absence of any such written direction from the applicable Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable, Interest Proceeds shall remain uninvested.

Interest Proceeds on deposit in ~~the~~a Collection Account (or any Permitted Non-USD Currency Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of ~~the~~any Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.

SECTION 4.02 Principal Proceeds. The applicable Company shall notify the Portfolio Investment Obligor with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to ~~the~~a Collection Account or a Permitted Non-USD Currency Account, as applicable. To the extent Principal Proceeds are received other than by deposit into ~~the~~a Collection Account, the ~~Company~~Companies shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in ~~the~~its Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the applicable Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account. Principal Proceeds on deposit in the Permitted Non-USD Currency Accounts may be converted to U.S. Dollars at the Spot Rate no later than two (2) Business Days prior to each Interest Payment Date, each Additional Distribution Date and the Maturity Date and deposited into the applicable Collection Account for application as described below at the written direction of the applicable Company or the Portfolio Manager on its behalf (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent).

All Principal Proceeds shall be retained in ~~the~~a Collection Account (or any Permitted Non-USD Currency Account, as applicable) and held in cash and/or invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments denominated in the applicable currency of such account selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds. In the absence of any such written direction from the applicable Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable, Principal Proceeds shall remain uninvested.

Principal Proceeds on deposit in ~~the~~a Collection Account (or any Permitted Non-USD Currency Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of the applicable Company (or the Portfolio Manager on its behalf, or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement or (iii) to be deposited into the Unfunded Exposure Account in accordance with this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03 Principal and Interest Payments; Prepayments; Commitment Fee.

(a) The ~~Company~~Companies shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b) Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the proviso to Section 3.01(b) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) for the avoidance of doubt, interest on Advances shall continue to accrue during the period between the end of a Calculation Period and the corresponding Interest Payment Date, with such accrued interest to be included in the calculation of interest for the immediately succeeding Calculation Period.

(c) 1) Subject to the requirements of this Section 4.03(c), the C~~Company~~ompanies shall have the right from time to time to prepay outstanding Advances (which any such prepayment shall result in a termination of Financing Commitments to the extent required pursuant to Section 4.07) in whole or in part (A) on any Business Day that (i) JPMCB ceases to act as Administrative Agent or (ii) JPMCB and its Affiliates together cease to constitute the Required Lenders, (B) in connection with a Market Value Cure, (C) following the occurrence of an Approval Termination Event or (D) up to but not more than three times (or such greater number of times as the Administrative Agent consents to in writing (including via email) in its sole discretion) during any Calculation Period. The C~~Company~~ompanies shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than $2,000,000. Prepayments shall be accompanied by accrued and unpaid interest.

(ii) At the request of any Lender, any prepayment that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of such prepayment.

(d) The ~~Company agrees~~Companies agree to pay to the Administrative Agent, for the account of each Lender (other than a Defaulting Lender), a commitment fee in accordance with the Priority of Payments which shall accrue at 0.50% per annum (or, during the Ramp-Up Period, 0.35% per annum) (such applicable rate, the “Commitment Fee Rate”) on the average daily Unused Facility Amount of such Lender during the period from and including the Effective Date to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the avoidance of doubt, no commitment fee shall accrue on the unused amount of any increase in the Financing Commitment resulting from a Commitment Increase Request until the related Financing Commitment Increase Date.

(e) The ~~Company agrees~~Companies agree to pay the Administrative Agent, for the account of each Lender, the Upfront Fee in the amount and in accordance with the terms specified in the Fee Letter.

(f) Without limiting Section 4.03(c), the ~~Company~~Companies shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(h). All such prepayments shall be accompanied by accrued and unpaid interest and shall be applied to the repayment of the longest outstanding Advance.

SECTION 4.04 MV Cure Account.

(a) The ~~Company~~Companies shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders). In the absence of any such written direction from the Administrative Agent, as applicable, all cash amounts in the MV Cure Account shall remain uninvested. All amounts contributed to ~~the~~any Company by the Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b) Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the applicable Company or the Portfolio Manager on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent, in which case, the Administrative Agent shall give the ~~Company~~Companies prior written notice of any such withdrawal)) and remitted to ~~the~~a Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that ~~the~~no Company may ~~not~~ direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05 Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an “Additional Distribution Date”), the Collateral Agent (at and in accordance with the written direction (which may be provided by email) of the ~~Company~~Companies or the Portfolio Manager on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) shall distribute all amounts in the Collection Account (and any Interest Proceeds and/or Principal Proceeds then on deposit in any Permitted Non-USD Currency Account) in the following order of priority (the “Priority of Payments”):

(a) to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder (including fees, out-of-pocket expenses (including fees and costs of counsel) and indemnities) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than undrawn fees and commitment fees payable to the Lenders, but including Lender indemnities) due hereunder, up to a maximum amount under this clause (a) of $40,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter);

(b) to pay interest due in respect of the Advances and any increased costs, undrawn fees and commitment fees payable to the Lenders (pro rata based on amounts due);

(c) to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) until the Advances are paid in full and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), principal of the Advances until the Advances are paid in full;

(d) (i) prior to the end of the Reinvestment Period, at the direction of the Portfolio Manager, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amounts and (ii) after the Reinvestment Period, to fund the Unfunded Exposure Account and/or each applicable Permitted Non-USD Currency Unfunded Exposure Account up to the Unfunded Exposure Amount (without the requirement for any direction by the Portfolio Manager);

(e) following the end of the Reinvestment Period, solely with respect to Principal Proceeds, to pay principal of the Advances until the Advances are paid in full;

(f) to pay (i) first, all amounts set forth in clause (a) above not paid due to the limitation set forth therein and (ii) second, so long as the conditions set forth in clauses (a)-(g) and clause (i) of the proviso to the definition of “Permitted Distribution” are satisfied with respect thereto, to the Portfolio Manager to pay any accrued and unpaid Portfolio Manager Fee;

(g) to make any Permitted Distributions or Permitted RIC Distributions (using Interest Proceeds) directed pursuant to this Agreement and, so long as the conditions set forth in clauses (b)-(g) and clause (i) of the proviso to the definition of “Permitted Distribution” are satisfied with respect thereto, to pay (i) ordinary-course operating expenses, (ii) taxes, and (iii) compensation, fees, and reimbursable expenses payable to the Portfolio Manager and other service providers; and

(h) on any Interest Payment Date, to deposit any remaining amounts in the applicable Collection Account (or, with respect to any such amounts denominated in a Permitted Non-USD Currency, in the applicable Permitted Non-USD Currency Account) as Principal Proceeds and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to ~~the~~a Company.

Subject to Section 4.06(b), with respect to any amounts payable under Sections 4.05(a) through (h) above resulting from an Advance denominated in a Permitted Non-USD Currency, such amounts shall be paid using Interest Proceeds and/or Principal Proceeds denominated in such Currency from the applicable Permitted Non-USD Currency Account.

SECTION 4.06 Payments Generally.

(a) All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the ~~Company~~Companies and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances, other amounts due to the Lenders and the amounts payable to the Portfolio Manager. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date and other amounts payable to the Lenders. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by ~~the~~any Company hereunder shall be made without setoff or counterclaim. Subject to Section 4.03, all payments hereunder shall be made in U.S. Dollars, other than payments of interest and principal made in respect of Advances denominated in Permitted Non-USD Currency, which shall be made in such Permitted Non-USD Currency. Subject to Sections 4.01 and 4.02, all amounts in any Permitted Non-USD Currency Account to be disbursed hereunder in U.S. Dollars will be converted into U.S. Dollars at the Spot Rate no later (x) than two (2) Business Days prior to the Scheduled Termination Date, (y) the Maturity Date, if the Maturity Date occurs prior to the Scheduled Termination Date and (z) each Additional Distribution Date, in each case at the written direction of the ~~Company~~Companies or the Portfolio Manager on its behalf (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent). All interest calculated using the Reference Rate (other than Term CORRA and TIBOR) hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate, Term CORRA and TIBOR hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) If, at least two (2) Business Days prior to any Interest Payment Date or the Maturity Date or an Additional Distribution Date, the ~~Company~~Companies will not have a sufficient amount of funds in a Currency on deposit in the Collection ~~Account~~Accounts or the applicable Permitted Non-USD Currency Accounts in respect of the applicable Currency, as applicable, that will be needed (1) to pay to the Lenders all of the amounts required to be paid on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in such Currency as required for such payment (a “Currency Shortfall”), then, so long as no Event of Default shall have occurred and is continuing and no Market Value Event has occurred, the ~~Company~~Companies or the Portfolio Manager on its behalf (or the Administrative Agent, if an Event of Default or Market Value Event has occurred) shall exchange (or shall direct the Collateral Agent to exchange) amounts available, if any, in another Currency in any applicable Permitted Non-USD Currency Account or Collection Account for the Currency in respect of which there is a Currency Shortfall in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than one Business Day prior to such Interest Payment Date or Additional Distribution Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion. If for any reason ~~the~~any Company or the Portfolio Manager shall have failed to effect any such currency exchange by the Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the ~~Company~~Companies .

(c) At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Securities Intermediary or the Bank, as applicable, to exchange amounts held in each Permitted Non-USD Currency Account for U.S. Dollars or to exchange amounts held in the Collateral Accounts for one or more Permitted Non-USD Currencies, in each case at the Spot Rate for application hereunder.

(d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any payment of principal, interest, fees or other amounts payable for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder or under any other Loan Document; second, as ~~the~~a Company may request (so long as no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement and that has not otherwise been funded, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and ~~the~~a Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting ~~Lender’s~~Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders or any Agent as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Agent against such Defaulting Lender as a result of such Defaulting ~~Lender’s~~Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to ~~the~~any Company as a result of any judgment of a court of competent jurisdiction obtained by ~~the~~a Company against such Defaulting Lender as a result of such Defaulting ~~Lender’s~~Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 2.05 were satisfied or waived, such payment shall be applied solely to pay the Advances of, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Financing Commitments without giving effect to Section 2.03(e). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 4.07 Termination or Reduction of Financing Commitments.

(a) 2) Subject to the requirements of this Section 4.07(a) e~~the~~ach Company shall be entitled at its option (A) on any Business Day that (x) JPMCB ceases to act as Administrative Agent or (y) JPMCB and its Affiliates together cease to constitute the Required Lenders, (B) following the occurrence of an Approval Termination Event or (C) up to but not more than three times (or such greater number of times as the Administrative Agent consents to in writing (including via email) in its sole discretion) during any Calculation Period, to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premiums (if any) and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations), or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances. The C~~Company~~ompanies shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of termination or reduction, as applicable. Each such notice shall be irrevocable and shall specify the date of termination or reduction, as applicable, and the principal amount of the Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Financing Commitments shall be in an amount not less than $2,000,000. For the avoidance of doubt, the Financing Commitments may not be reduced to an amount less than the then-current aggregate Advances.

(ii) Each optional commitment termination or reduction pursuant to Section 4.07(a)(i)(C) that is made, whether in full or in part, (A) during the period beginning with the Effective Date and ending upon the first anniversary of the Effective Date, shall be accompanied by a premium equal to 1% and (B) during the period from and including the first anniversary of the Effective Date and ending upon the second anniversary of the Effective Date, shall be accompanied by a premium equal to 0.75%, in each case, of the amount of Financing Commitments so terminated or reduced, as applicable; provided that each of the time periods set forth in this Section 4.07(a)(ii) shall be extended by twelve (12) months upon Lender approval of (i) the first Financing Commitment Increase Option Request submitted by the ~~Company~~Companies pursuant to Section 2.06 or (ii) a Duration Extension Request pursuant to Section 2.07.

(b) [Reserved].

(c) The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.

(d) All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e) The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V

THE PORTFOLIO MANAGER

SECTION 5.01 Appointment and Duties of the Portfolio Manager. ~~The~~Each Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of ~~the~~such Company set forth herein, and the Portfolio Manager hereby accepts such appointment. For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Portfolio Manager shall consist of (x) selecting, purchasing, managing and directing the investment, reinvestment, substitution and disposition of Portfolio Investments, delivering Notices of Acquisition on behalf of and in the name of ~~the~~each Company and (y) acting on behalf of ~~the~~each Company for all other purposes hereof and the transactions contemplated hereby provided that unless otherwise provided or required herein the Portfolio Manager may take such actions without the prior approval of the Administrative Agent. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on ~~the~~any Company herein and in each other Loan Document. ~~The~~Each Company hereby irrevocably appoints the Portfolio Manager its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein. Without limiting the foregoing:

(a) The Portfolio Manager shall perform its obligations hereunder with reasonable care, using a degree of skill not less than that which the Portfolio Manager exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and restrictions and consistent with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio; and

(b) The Portfolio Manager shall not (and shall not cause ~~the~~any Company to) take any action that it knows or reasonably should know would (1) violate the constituent documents of ~~the~~any Company, (2) violate any law, rule or regulation applicable to ~~the~~any Company, (3) require registration of ~~the~~any Company as an “investment company” under the Investment Company Act of 1940, as amended, or (4) cause ~~the~~any Company to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.

The Portfolio Manager or the ~~Company~~Companies may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to ~~the~~any Company and to perform any of the Portfolio Manager’s duties hereunder, provided that the Portfolio Manager shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties and shall be liable and responsible for any actions or instructions taken or given by any such third party appointed by either the Portfolio Manager or ~~the~~any Company (including, for the avoidance of doubt, Oak Hill). For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Portfolio Manager as investment adviser or portfolio manager hereunder.

SECTION 5.02 Portfolio Manager Representations as to Eligibility Criteria; Etc. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the ~~Company~~Companies hereunder and not to act in contravention of this Agreement. The Portfolio Manager represents to the other parties hereto that (a) as of the Trade Date and Settlement Date for each Portfolio Investment purchased, or as of the Substitution Date for a Substitute Portfolio Investment, as applicable, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the ~~Company~~Companies by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Portfolio Manager.

SECTION 5.03 Indemnification. The Portfolio Manager shall indemnify and hold harmless ~~the~~each Company, the Agents and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (collectively, “Liabilities”), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any material breach by the Portfolio Manager of any of its obligations hereunder including, for the avoidance of doubt, the obligation set forth in Section 6.02(k) to comply with any applicable conflicts procedure set forth in its constituent documents), (b) the failure of any of the representations or warranties of the Portfolio Manager set forth herein to be true (subject to all applicable qualifiers relating to materiality set forth therein) when made or when deemed made or repeated, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith, or willful misconduct of such Indemnified Person or such Indemnified Person’s affiliates, directors, officers, stockholders, partners, agents, employees or controlling persons, (c) any exercise by ~~the~~a Company of its voting rights as set forth in Section 6.03 which results in equitable subordination with respect to any Portfolio Investment in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person, (d) any liabilities that arise to the extent due to their or any of their Affiliate’s own gross negligence, bad faith or willful misconduct (including any affirmative act taken with the knowledge that it would cause liability under this Agreement), (e) fraud at ~~the~~any Company or the Parent, (f) ~~a Company~~any Company’s or Portfolio Manager Event of Default pursuant to Section 7.01(e) and, in the case of the Company Event of Default pursuant to Section 7.01(e), the Portfolio Manager has consented to such insolvency or joined in support of such insolvency proceeding (or caused one of its subsidiaries to do so) in violation of Section 5.01(b)(1) or (g) any liabilities that arise due to any instructions or actions by Oak Hill. For the avoidance of doubt, this Section 5.03 does not provide for indemnification that would have the effect of recourse for non-payment of the Portfolio Investments due solely to the credit quality or performance of the Portfolio Investments (including Liabilities that represent losses from Portfolio Investments due to the related obligor’s financial inability to pay) and not relating to or arising out of the matters set forth in the clauses of the immediately preceding sentence.

The Portfolio Manager shall not be responsible for any losses arising solely from the credit performance of the Portfolio Investments. In no event will the Portfolio Manager be subject to any special, indirect, consequential or punitive damages.

This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.

SECTION 5.04 Portfolio Manager Compensation. As compensation for its administrative and management activities hereunder and reimbursement for its expenses so long as the Portfolio Manager advises the ~~Company~~Companies, the Portfolio Manager or its designee shall be entitled to receive the Portfolio Manager Fee, pursuant to the provisions of Section 4.05; provided that the Portfolio Manager Fee may be waived if mutually agreed upon between the ~~Company~~Companies and the Portfolio Manager.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01 Representations and Warranties. ~~The~~Each Company (and, with respect to clauses (a) through (e), (l), (n), (o), (t) through (v)(i), (w) and (aa), the Portfolio Manager) represents to the other parties hereto that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth herein):

(a) it is duly organized, formed, registered or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization, formation, registration or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;

(b) the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material respect any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d) it is not subject to any Adverse Proceeding;

(e) it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f) it is not required to register as an investment company under the Investment Company Act of 1940, as amended;

(g) it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h) it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(i) [reserved];

(j) as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k) it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l) it has complied with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio, except where noncompliance would not reasonably be expected to have a Material Adverse Effect;

(m) it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by ~~the~~any Company as permitted hereunder, or (iii) ~~those the~~that any Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n) (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of it in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to its knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the Effective Date, to the best knowledge of it, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o) all of the conditions to the acquisition of the Portfolio Investments specified in Section 1.03 have been satisfied or waived;

(p) it has timely filed all material Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and it has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records;

(q) [reserved];

(r) [reserved];

(s) prior to the date hereof, ~~the~~no Company has ~~not~~ engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t) neither it nor any of its Subsidiaries is (i) the target of Sanctions; (ii) a Person that resides or has a place of business in a Sanctioned Country or any country or territory which is designated as a “High-Risk Jurisdictions subject to a Call for Action” by the Financial Action Task Force on Money Laundering, or, to the best knowledge of ~~the~~any Company, whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance in all material respects with all applicable Sanctions and also in compliance in all material respects with all applicable provisions of the PATRIOT Act;

(u) it has implemented and maintains in effect (or is subject to) policies and procedures reasonably designed to ensure compliance by it, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions, and it and its officers and directors and, to its knowledge, its employees, members and agents are in compliance with Anti-Corruption Laws in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in it being designated as a Sanctioned Person. None of (i) it or its directors, officers, managers or employees or (ii) to the knowledge of it, any director, manager or agent of it that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;

(v) (i) the Loan Documents and the Management Agreement represent all of the material agreements between the Portfolio Manager and the Parent, on the one hand, and ~~the~~each Company, on the other;

(ii) it has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming it or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office;

(w) it is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with the Loan Documents or the transactions contemplated thereby;

(x) there are no unpaid judgments for material Taxes with respect to it and no unresolved claim is being asserted with respect to the material Taxes of ~~the~~any Company;

(y) upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;

(z) the Parent (i) is not required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) as of January 2, 2026 will elect to be regulated as a business development company for purposes of the Investment Company Act of 1940, as amended;

(aa) the Portfolio Manager is not required to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

(bb) no ERISA Event has occurred;

(cc) all proceeds of the Advances will be used by the ~~Company~~Companies only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by ~~the~~any Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock; and

(dd) Neither it nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules.

SECTION 6.02 Covenants of the ~~Company~~Companies and the Portfolio Manager. ~~The~~Each Company (and, with respect to clauses (e), (g), (k), (o), (r), (x), (bb), (hh) and (ii), the Portfolio Manager):

(a) shall at all times: (i) maintain at least one independent manager or director (who is in the business of serving as an independent manager or director); (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) have a board of managers separate from that of any other Person; (v) file its own Tax returns, and pay any material Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which ~~the~~any Company has established proper reserves on its books in accordance with GAAP; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements; (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s-length relationship with the Parent and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) not acquire the obligations or any securities of its Affiliates; (xviii) cause the managers, officers, agents and other representatives of the ~~Company~~Companies to act at all times with respect to ~~the~~such Company consistently and in furtherance of the foregoing and in the best interests of ~~the~~such Company; and (xix) maintain at least one special member, who, shall hold such special membership interest pursuant to a customary declaration of trust or equivalent, in form and substance satisfactory to the Administrative Agent and its counsel.

(b) shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a) including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit it from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on its books and records, enter into any transaction with any of its Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.

(c) shall take all actions consistent with and shall not take any action contrary to the “Assumptions” section in the opinions of the ~~Company’s~~Companies’ counsel, dated the date hereof and dates as of the First Amendment Effective Date, relating to certain non-consolidation matters;

(d) shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(e) shall comply in all material respects with all Anti-Corruption Laws and applicable Sanctions and shall maintain in effect (or cause to be maintained) and enforce policies and procedures reasonably designed to ensure compliance by it and its Subsidiaries and their respective directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions;

(f) shall not amend (1) any of its constituent documents or (2) any document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;

(g) shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) permit the Lien of this Agreement to fail to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(h) shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;

(i) shall not change its name, identity or corporate or partnership structure in any manner that would make any financing statement or continuation statement filed by it (or by the Collateral Agent on its behalf) in accordance with clause (a) above materially misleading or change its jurisdiction of organization, formation, registration or incorporation, unless it shall have given the Administrative Agent and the Collateral Agent at least 30 days prior written notice thereof (or such shorter period as agreed to by the Administrative Agent in writing (including via email) in its sole discretion), and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and the Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j) shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company, limited partnership or corporation, as applicable, and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company, limited partnership or corporation, as applicable, in good standing in each jurisdiction in which such qualification is material to its business or necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k) shall comply with (A) all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (B) with respect to the performance of its respective obligations or the exercise of its respective rights, any applicable conflicts procedure set forth in its constituent documents, including its limited partnership agreement or portfolio management agreement, as applicable;

(l) shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m) except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;

(n) shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, (ii) it does not sponsor, maintain, contribute to or is required to contribute to, or has any direct liability with respect to, any Plan and (iii) no ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any Plan, except where doing so would not reasonably be expected to have a Material Adverse Effect;

(o) except for the security interest granted hereunder and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and it shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under it (other than Permitted Liens);

(p)

(i) shall promptly post on a password protected website maintained by the Administrative Agent to which the Portfolio Manager and each Lender will have access, copies of the following financial statements, reports and information: (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (a) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (b) as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the audited consolidated and consolidating statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the audited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (b) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (c) as soon as available and in any event within ten (10) Business Days after the end of each calendar quarter, details of each PIK Portfolio Investment and the quantum of interest payable under such PIK Portfolio Investment that is actually being paid in kind rather than in cash (with such update to be substantially in the form of Schedule 7 and which may be delivered via email); and (d) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request (to the extent reasonably available to the ~~Company~~Companies and not subject to applicable obligations of confidentiality; provided that the Portfolio Manager shall use commercially reasonable efforts to obtain any necessary consents to providing to the Administrative Agent and/or the Required Lenders any such information or documents reasonably requested by them that are subject to an obligation of confidentiality);

(ii) shall promptly furnish to the Administrative Agent (with a copy to the Collateral Agent) as soon as available, but no later than the date any financial statements are due pursuant to Section 6.02(p)(i)(a) or (b), a compliance certificate, certified by a Responsible Officer of ~~the~~each Company to be true and correct, (a) stating whether any Default or Event of Default exists and if a Default or Event of Default exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto; (b) stating that the ~~Company is~~Companies are in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent; (c) stating that the representations and warranties of ~~the~~such Company contained in Article IV, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; (d) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of ~~the~~such Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments; and (e) setting forth the results and calculations of the Collateral Quality Tests;

(q) shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon it or upon its income, profits or property; provided that it shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r) shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the ~~Company’s~~Companies’ expense, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person’s performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. ~~The~~Each Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with ~~the~~any Company’s or the Portfolio Manager’s business and operations. So long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only two (2) Business Days’ prior notice will be required before any inspection which shall occur during normal business hours. Notwithstanding anything to the contrary in this clause (r), ~~neither the~~no Company nor the Portfolio Manager will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law (or any binding confidentiality agreement; provided that the Portfolio Manager shall use commercially reasonable efforts to obtain any necessary consents to providing to the Administrative Agent and/or the Lenders any such document, information or other matter that are subject to an obligation of confidentiality) or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, that, (I) in the event the Portfolio Manager or ~~the~~any Company withholds information from the Administrative Agent or the Lenders in reliance on this sentence, the ~~Company~~Companies shall provide (to the extent possible without violation of such Applicable Law, any binding confidentiality agreement, attorney-client or attorney work product privilege) notice to the Administrative Agent or such applicable Lender that such information is being withheld and shall use commercially reasonable efforts to communicate the applicable information in a way that would not violate the Applicable Law or binding confidentiality agreement or risk waiver of such attorney-client or attorney work product privilege and (II) no such information withheld pursuant to a binding confidentiality agreement shall be withheld if such information would be customary and necessary (in the reasonable determination of the Administrative Agent) in order for the Administrative Agent to effectuate a sale of Portfolio Investments pursuant to Section 1.04 or an assignment of the Financing Commitments pursuant to Section 10.07;

(s) shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X;

(t) shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that ~~the~~such Company may make Permitted Distributions and/or Permitted RIC Distributions subject to the other requirements of this Agreement;

(u) shall not make or hold any Investments, except (A) the Portfolio Investments or Investments constituting Eligible Investments (measured at the time of acquisition), (B) those that have been consented to by the Administrative Agent or (C) ~~those the~~such Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v) shall not request any Advance, and ~~the~~no Company shall ~~not~~ directly or knowingly indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly or knowingly indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(w) shall not transfer to any of its Affiliates any Portfolio Investment (other than sales to Affiliates and Substitutions conducted on terms and conditions consistent with those of an arm’s-length transaction and at fair market value);

(x) shall post on a password protected website maintained by the Administrative Agent to which the Portfolio Manager and the Initial Participant (as long as it remains a Lender Participant) will have access or deliver via email to the Administrative Agent, with respect to each Portfolio Investment Obligor in respect of a Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, (i) any management discussion and analysis, (ii) any financial reporting packages (including all financial statements) and (iii) notifications of credit events, in each case provided by such Portfolio Investment Obligor with respect to such Portfolio Investment Obligor and the applicable Portfolio Investment (including any attached or included information, statements and calculations) promptly (and in any event within five (5) Business Days) following the earlier of receipt thereof by the ~~Company~~Companies or the Portfolio Manager and upon the ~~Company~~Companies or the Portfolio Manager obtaining knowledge thereof. The ~~Company~~Companies shall cause the Portfolio Manager to promptly provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or Portfolio Investment Obligor (to the extent reasonably available to the Portfolio Manager), and participate in quarterly portfolio review calls with any Lender or the Initial Participant (as long as it remains a Lender Participant) if reasonably requested by such Lender or the Initial Participant;

(y) [reserved];

(z) [reserved];

(aa) shall from time to time (including, without limitation, in connection with any Duration Extension Request) execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing ‘all assets of the debtor’ (or substantially similar language) in the collateral description of such financing statement. Such authorization shall not impose upon the Collateral Agent, or release or diminish, ~~the~~any Company’s obligations under this Section 6.02(aa);

(bb) shall, upon the request of the Administrative Agent following the end of each fiscal quarter of ~~the~~each Company and the delivery of the financial statements pursuant to Section 6.2(o) or at any other time requested by the Administrative Agent or the Required Lenders if the ~~Company agrees~~Companies agree, participate in a conference call with Lenders arranged by the Administrative Agent to provide discussion and analysis with respect to the Portfolio Investments at a time at which the ~~Company~~Companies and the Administrative Agent mutually agree;

(cc) shall use all commercially reasonable efforts to elevate all Participation Interests to absolute assignments within the applicable then-current standard settlement timeframes set forth in LSTA guidelines;

(dd) shall not hire any employees;

(ee) shall not maintain any bank accounts or securities accounts other than the Collateral Accounts;

(ff) except as otherwise expressly permitted herein, shall not cancel or terminate any of the underlying instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination of any of such agreements unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(gg) shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(hh) shall not act on behalf of, a Sanctioned Person or Sanctioned Country, and ~~none of the~~no Company, the Portfolio Manager ~~or~~nor any of their respective Affiliates, owners, directors or officers is a natural person or entity with whom dealings are prohibited under Sanctions for a natural person or entity required to comply with such Sanctions. ~~The~~No Company ~~does not own~~owns and will not acquire, and the Portfolio Manager will not cause ~~the~~any Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions;

(ii) shall give notice to the Administrative Agent (with a copy to the Collateral Agent) promptly in writing (and delivered electronically to the designated email address provided by the Administrative Agent to the ~~Company~~Companies and Portfolio Manager) upon (and in no event later than one (1) Business Day after) the occurrence of any of the following:

(1) the applicable Company or the Portfolio Manager obtaining actual knowledge, or upon due inquiry would have had actual knowledge, of any Adverse Proceeding;

(2) the applicable Company or the Portfolio Manager obtaining actual knowledge, or upon due inquiry would have had actual knowledge, of any Default or Event of Default;

(3) the applicable Company or the Portfolio Manager obtaining actual knowledge, or upon due inquiry would have had actual knowledge, of any adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral;

(4) any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification; and

(5) any Portfolio Investment which satisfies the Eligibility Criteria hereunder becomes an Ineligible Investment;

(jj) shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof are at all times deposited in or credited to a Permitted Non-USD Currency Account except to the extent that any such proceeds are transferred to another Collateral Account in accordance with this Agreement or any such Portfolio Investment is sold in accordance with this Agreement;

(kk) shall ensure that the Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount; provided that any Unfunded Exposure Amount shall be cash collateralized as required in accordance with Section 2.03(g); and

(ll) shall comply, and shall cause its Subsidiaries to comply, with the Outbound Investment Rules in all material respects and shall use commercially reasonable efforts to notify the Administrative Agent and Lenders in advance if ~~the~~any Company or any of ~~its~~their Subsidiaries ~~intends~~intend to engage in a transaction that may implicate a notification requirement to the Office of Investment Security of the U.S. Department of the Treasury under the Outbound Investment Rules.

SECTION 6.03 Amendments of Portfolio Investments, Etc. If ~~the~~any Company or the Portfolio Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an “Amendment”) with respect to any Portfolio Investment or any related Underlying Definitive Documents, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than ten (10) Business Days’) notice thereof to the Administrative Agent; provided that, if an Amendment relates solely to an operational or administrative issue, the applicable Company may notify the Administrative Agent promptly upon execution thereof. In any such event, ~~the~~such Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided that, unless the Portfolio Manager delivers a full and final investment committee memo with respect to such Amendment (subject to redactions for confidential information as reasonably determined by the Portfolio Manager) to the Administrative Agent prior to the execution thereof, any amendment, supplement, waiver or other modification of the type specified in the definition of “Material Amendment” shall be subject to the approval of the Administrative Agent (and the Administrative Agent shall use commercially reasonable efforts to notify ~~the~~such Company or the Portfolio Manager, as applicable, within five (5) Business Days of confirmed receipt by the Administrative Agent of such notice and request for approval thereof, whether or not the Administrative Agent approves such amendment, supplement, consent, waiver or other modification); provided further that, that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, ~~the~~such Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related Underlying Definitive Documents expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following ~~the~~such Company’s receipt thereof, ~~the~~such Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Definitive Documents, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment; provided, that any Amendment which is required to be delivered to the Administrative Agent shall be deemed delivered if posted to a password-protected website maintained by the Administrative Agent to which the Portfolio Manager shall have access. Any Portfolio Investment that is subject to an Amendment with respect to a Material Amendment shall become an Ineligible Investment if such Material Amendment is disapproved by the Administrative Agent within five (5) Business Days of confirmed receipt by the Administrative Agent of notice of such Material Amendment, which notice shall be sent by the applicable Company to the Administrative Agent within ten (10) Business days of execution thereof.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) ~~the~~any Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal, interest and fees, (i) such failure continues for a period of two (2) Business Days following such failure or (ii) if resulting solely from an administrative error or omission by the Collateral Agent, such failure continues for a period of two (2) Business Days after the earlier of (x) ~~the~~a Company or the Portfolio Manager becoming aware of such failure and (y) receipt of written notice by ~~the~~a Company or the Portfolio Manager of such failure;

(b) any representation or warranty made or deemed made by or on behalf of ~~the~~any Company, the Parent or the Portfolio Manager (collectively, the “Credit Risk Parties”) herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties which the Portfolio Manager reasonably believed to be true and accurate as of the date delivered to the Portfolio Manager or industry information) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure) and, if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;

(c) (A) ~~the~~any Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (c), (d), (f), (g), (h), (i), (j), (l), (m), (o), (t), (v), (w), (dd), (hh) or (ii), Section 8.02(b) ~~or~~, the last sentence of the first paragraph of Section 1.04 or Section 10.15(b) or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, provisional liquidation, reorganization, administration or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect in any jurisdiction or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, provisional liquidator or similar official in any jurisdiction for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for forty five (45) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e) any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f) any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g) the passing of a resolution by the Parent or any other equityholder of ~~the~~any Company in respect of the winding up or restructuring on a voluntary basis of ~~the~~such Company;

(h) any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$1,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against ~~the~~any Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days after the date on which the right to appeal has expired;

(i) an ERISA Event occurs;

(j) a Change of Control occurs;

(k) ~~the~~any Company or the pool of Collateral shall become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(l) the Portfolio Manager (i) resigns as Portfolio Manager under this Agreement, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement and, in each case, an Affiliate of the Portfolio Manager is not appointed (and has accepted such appointment) in accordance with this Agreement;

(m) a LTV Default has occurred and is not remedied within either (i) one (1) Business Day or (ii) in the event such LTV Default occurs during a Market Value Cure Period, such Market Value Cure Period; or

(n) (i) failure of ~~the~~any Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(f) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f), (ii) failure of ~~the~~any Company to satisfy ~~its~~their obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement) or (iii) failure of the ~~Company~~Companies to fund the Unfunded Exposure Account when required in accordance with Section 2.03(g); provided that the failure of ~~the~~any Company to undertake any action set forth in this clause (n)(i) or (n)(ii) is not remedied within two (2) Business Days;

then, and in every such event (other than an event with respect to ~~the~~any Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to ~~the~~such Company, take any or all of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of ~~the~~such Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by ~~the~~such Company, and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and Applicable Law; and in case of any event with respect to ~~the~~such Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of ~~the~~such Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by ~~the~~such Company.

ARTICLE VIII

COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01 The Collateral Accounts; Agreement as to Control.

(a) Establishment and Maintenance of Collateral Accounts. ~~The Company~~CHS BDC hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish, each of the Interest Collection Account, the Principal Collection Account (together with the Interest Collection Account, the “CHS BDC Collection Account”), the Permitted Non-USD Currency Accounts, the MV Cure Account, the Unfunded Exposure Account and the Permitted Non-USD Unfunded Exposure Accounts of CHS BDC (collectively, the “CHS BDC Collateral Accounts”) and, in addition, APS SPV hereby appoints the Securities Intermediary to establish on the First Amendment Effective Date, and the Securities Intermediary shall establish, on the First Amendment Effective Date, each of the Interest Collection Account, the Principal Collection Account (together with the Interest Collection Account, the “APS SPV Collection Account” and, together with the CHS BDC Collection Account, the “Collection Account”), the Permitted Non-USD Currency Accounts, the MV Cure Account, the Unfunded Exposure Account and the Permitted Non-USD Unfunded Exposure Accounts of CHS BDC (collectively, the “APS SPV Collateral Accounts” and, together with the CHS BDC Collateral Accounts, the “Collateral Accounts”); provided that it is hereby understood and agreed that, notwithstanding the establishment of each Permitted Non-USD Currency Account and Permitted Non-USD Currency Unfunded Exposure Account, no Permitted Non-USD Currency Account or Permitted Non-USD Currency Unfunded Exposure Account shall be available for the receipt of cash and Portfolio Investments in such Permitted Non-USD Currency until such time as the Securities Intermediary notifies ~~the~~each Company, the Portfolio Manager, the Collateral Agent and the Administrative Agent in writing (including via email) that such Permitted Non-USD Currency Account or Permitted Non-USD Currency Unfunded Exposure Account is operational and available to receive such cash and Portfolio Investments (and the Securities Intermediary and the Collateral Agent shall have no liability for any failure or delay in the receipt or payment of such amounts or Portfolio Investments denominated in such Permitted Non-USD Currency prior to the date that the Securities Intermediary notifies ~~the~~each Company, the Portfolio Manager, the Collateral Agent and the Administrative Agent that such Permitted Non-USD Currency Account or Permitted Non-USD Currency Unfunded Exposure Accounts is operational and available for deposits and payments) (each such notice, a “Permitted Non-USD Currency Account Opening Notice”). The Securities Intermediary agrees to maintain the Collateral Accounts as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of ~~the~~each such Company subject to the lien of the Collateral Agent under this Agreement. In the event any Collateral Account is re-characterized as a deposit account, the Securities Intermediary agrees to maintain such Collateral Account as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) (in such capacity, the “Bank”), in the name of ~~the~~each such Company subject to the lien of the Collateral Agent under this Agreement. The Securities Intermediary hereby certifies that it is a bank or trust company that in the ordinary course of business maintains securities accounts and deposit accounts for others and in that capacity has established the Collateral Accounts.

(b) Collateral Agent in Control of Collateral Accounts. Each of the parties hereto hereby agrees that (1) each Collateral Account shall be deemed to be a “securities account” (within the meaning of Section 8-501(a) of the UCC), (2) all property credited to any Collateral Account shall be treated as a financial asset for purposes of Article 8 of the UCC (provided that nothing herein shall require the Securities Intermediary to credit to any Collateral Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any asset in the nature of a general intangible (as defined in

Section 9-102(a)(42) of the UCC) or to “maintain” sufficient quantity thereof (within the meaning of Section 8-504 of the UCC) and (3) except as otherwise expressly provided herein, the Collateral Agent will be exclusively entitled to exercise the rights that comprise each financial asset credited to each Collateral Account. Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in bank loans or participations (collectively “Loan Assets”) that are not evidenced by, or accompanied by delivery of, a “security” (as that term is defined in Section 8-102(a)(15) of the UCC) or an “instrument” (as that term is defined in Section 9-102(a)(47) of the UCC) may be acquired and delivered by ~~the~~a Company to the Securities Intermediary or the Collateral Agent from time to time and may be evidenced solely by delivery to the Securities Intermediary or the Collateral Agent of a facsimile or other electronic form (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg” or “jpg”) of an assignment agreement (~~“~~“Loan Assignment Agreement~~”~~”) in favor of ~~the~~such Company as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of ~~the~~such Company, and (c) any duty on the part of the Securities Intermediary with respect to such Loan Asset (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan Asset for purposes Section 8-504 of the UCC) shall be limited to the exercise of reasonable care by the Securities Intermediary in the physical custody of any such Loan Assignment Agreement that may be delivered to it. Except as provided in Section 8.01(h) below, the parties hereto agree that the Securities Intermediary shall act only on entitlement orders or other instructions with respect to the Collateral Accounts originated by the Collateral Agent and no other Person (and without further consent by any other Person); and the Collateral Agent, for the benefit of the Secured Parties, shall have exclusive control and the sole right of withdrawal over each Collateral Account. The only permitted withdrawals from the Collateral Accounts shall be in accordance with the provisions of this Agreement.

(c) Subordination of Lien, Etc. If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Collateral Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the Secured Parties. The property credited to any Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except that the Securities Intermediary may set-off (1) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Accounts, and (2) the face amount of any payments received by check, wire transfer, ACH or otherwise which have been credited to any Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(d) Property Registered, Indorsed, etc. to Securities Intermediary. All securities or other property represented by a certificated security, promissory note or an instrument underlying any financial assets credited to any Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Collateral Account be registered in the name of ~~the~~any Company, payable to the order of ~~the~~any Company or specially indorsed to ~~the~~any Company except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(e) Jurisdiction; Governing Law of Collateral Accounts. The establishment and maintenance of each Collateral Account and all interests, duties and obligations related thereto shall be governed by the law of the State of New York and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) shall be the State of New York. As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto agree that the law of the State of New York shall govern each Securities Account and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing any Securities Account. Terms used in this Section 8.01 without definition have the meanings given to them in the UCC.

(f) No Duties. The parties hereto acknowledge and agree that the Securities Intermediary shall not have any additional duties under this Agreement other than those expressly set forth in this Section 8.01, and the Securities Intermediary shall satisfy those duties expressly set forth in this Section 8.01 so long as it acts without gross negligence, reckless disregard or willful misconduct. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. The Securities Intermediary shall be subject to all of the rights, protections and immunities given to the Collateral Agent hereunder, including indemnities. In the event the Securities Intermediary receives instructions from ~~the~~any Company to effect a securities transaction as contemplated in 12 CFR 12.1, ~~the~~such Company ~~acknowledges~~acknowledge that upon its written request and at no additional cost, it has the right to receive the notification from the Securities Intermediary after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). ~~The~~Each Company agrees that, absent specific request, such notifications shall not be provided by the Securities Intermediary hereunder, and in lieu of such notifications, the Securities Intermediary shall make available periodic account statements in the manner required by this Agreement.

(g) Ownership of Collateral Accounts; Tax Forms. For the avoidance of doubt, each Collateral Account (including income, if any, earned on the investments of funds in such Collateral Account) will be owned by the ~~Company~~Companies, for federal income tax purposes. The ~~Company is~~Companies are required to provide to the Securities Intermediary (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date of this Agreement, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by Applicable Law or upon the reasonable request of the Securities Intermediary as may be necessary (x) to reduce or eliminate the imposition of U.S. withholding taxes and (y) to permit the Securities Intermediary to fulfill its tax reporting obligations under Applicable Law with respect to the Collateral Accounts or any amounts paid to the Company. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the ~~Company~~Companies shall timely provide to the Securities Intermediary accurately updated and complete versions of such IRS forms or other documentation. U.S. Bank National Association, both in its individual capacity and in its capacity as Securities Intermediary, shall have no liability to ~~the~~any Company or any other person in connection with any tax withholding amounts paid or withheld from the Collateral Accounts pursuant to Applicable Law arising from the Company’s failure to timely provide an accurate, correct and complete IRS Form W-9 or an appropriate IRS Form W-8, as applicable, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Collateral Accounts absent the Securities Intermediary having first received the IRS forms and other documentation required by this paragraph.

(h) Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the applicable Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent. In the absence of any such written direction from the amounts on deposit in the Unfunded Exposure Account shall remain uninvested.

(i) Unfunded Exposure Account.

(i) Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(f) or Section 2.03(g).

(ii) While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Portfolio Manager may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator and the Collateral Agent and which instruction shall be deemed to constitute a certification that the aforementioned conditions have been satisfied), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding ~~the~~a Company’s unfunded commitments with respect to Delayed Funding Term Loans or Revolving Loans, for deposit into the applicable Collection Account and (ii) so long as no Unfunded Exposure Shortfall exists or would exist after giving effect to the withdrawal. Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the applicable Collection Account to be applied pursuant to Section 4.05. Upon the direction of ~~the~~a Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of ~~the~~such Company shall be released to the applicable Collection Account to prepay the outstanding Advances.

SECTION 8.02 Collateral Security; Pledge; Delivery.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due, on a joint and several basis, of all ~~the~~of each Company’s obligations to the Agents, the Lenders, the Collateral Administrator and the Securities Intermediary (collectively, the “Secured Parties”) under this Agreement and the other Loan Documents (collectively, the “Secured Obligations”), ~~the~~each Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of ~~the~~each Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including, without limitation: (1) each Portfolio Investment, (2) all of ~~the~~such Company’s interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) any other Loan Document and all rights related to each such agreement, (4) all other property of ~~the~~each Company, and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b) Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein~~, the~~ each Company shall (1) Deliver to the Collateral Agent (or the Securities Intermediary, as applicable) the Collateral hereunder as and when acquired by ~~the~~such Company provided that such delivery shall be made as promptly as practicable and in any event no later than three (3) Business Days following acquisition, receipt or settlement thereof (other than with respect to Principal Proceeds and Interest Proceeds, which shall be delivered immediately); (2) if any of the securities, monies or other property pledged by ~~the~~any Company hereunder are received by ~~the~~such Company, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent); and (3) upon the reasonable request of the Administrative Agent, each applicable Company shall deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of ~~the~~such Company, legal opinions from Latham & Watkins LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent’s security interest in any of the Collateral.

(c) Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders (or the Administrative Agent on their behalf)) do any of the following:

(i) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders (or the Administrative Agent on their behalf)) may deem commercially reasonable. ~~The~~Each Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to ~~the~~such Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii) Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii) Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv) Endorse any checks, drafts, or other writings in the each Company’s name to allow collection of the Collateral;

(v) Take control of any proceeds of the Collateral;

(vi) Execute (in the name, place and stead of any of ~~the~~each Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii) Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

(d) Compliance with Restrictions. ~~The~~Each Company and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and ~~the~~such Company and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to ~~the~~such Company or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e) Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. ~~The~~Each Company and the Portfolio Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f) Collateral Agent Appointed Attorney-in-Fact. ~~The~~Each Company hereby appoints the Collateral Agent as ~~the~~such Company’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of ~~the~~such Company by this appointment), with full authority in the place and stead of ~~the~~such Company and in the name of ~~the~~such Company, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. ~~The~~Each Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g) Further Assurances. ~~The~~Each Company ~~covenants~~covenant and ~~agrees~~agree that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), ~~the~~such Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to ~~the~~such Company or the Portfolio Manager herein.

(h) Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Portfolio Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such

Portfolio Investment or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will, at ~~the~~each Company’s sole expense and upon receipt of a certification of ~~the~~such Company (or the Portfolio Manager on its behalf) that all conditions to such sale, transfer or disposition have been complied with (which certification shall be deemed provided upon delivery of any direction or instruction by ~~the~~such Company (or the Portfolio Manager on its behalf) in connection with such sale, transfer or disposition), deliver to ~~the~~such Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to ~~the~~such Company or its nominee such documents as ~~the~~such Company shall reasonably request to evidence such release.

(i) Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to ~~the~~each Company. Upon notice of any such termination by ~~the~~any Company, the Collateral Agent will, at ~~the~~each Company’s direction and sole expense, deliver to ~~the~~such Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to ~~the~~such Company or its nominee such documents as ~~the~~such Company shall reasonably request to evidence such termination.

ARTICLE IX

THE AGENTS

SECTION 9.01 Appointment of the Administrative Agent and the Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an “Agent” and collectively, the “Agents”) as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with ~~the~~any Company as if it were not an Agent hereunder.

No Agent, the Collateral Administrator or the Securities Intermediary shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default, Event of Default, Market Value Event, Market Value Trigger Event or failure of the Borrowing Base Test has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that such Agent is required to exercise by the terms of this Agreement as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required

Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to ~~the~~any Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge or notice of any Default, Event of Default, Market Value Event, Market Value Trigger Event or failure of the Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from ~~the~~any Company, a Lender or the Administrative Agent, which notice shall reference ~~the~~such Company and this Agreement. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document or electronic communication delivered hereunder or in connection herewith or other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon (including as to the truth and correctness of the statements and opinions expressed therein), any notice, request, certificate, consent, statement, instrument, direction, opinion, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. Each Agent, the Collateral Administrator and the Securities Intermediary may consult with legal counsel (who may be counsel for the ~~Company~~Companies or the Portfolio Manager) independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Collateral Agent, Collateral Administrator and the Securities Intermediary may rely upon instructions and information provided by (i) the Administrative Agent as if provided by the Required Lenders directly and (ii) the Portfolio Manager as if provided by the ~~Company~~Companies directly.

In the event the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. None of the Collateral Administrator, the Securities Intermediary or the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party, nor shall the Collateral Administrator, the Securities Intermediary or the Collateral Agent be chargeable with knowledge of any of the terms of conditions of any such agreement. The grant of any permissive right or power to the Collateral Agent, the Collateral Administrator or the Securities Intermediary hereunder shall not be construed to impose a duty to act.

It is expressly acknowledged and agreed that none of the Collateral Administrator, the Securities Intermediary or the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, the Market Value (or any other characteristic) of any Portfolio Investment, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement or other Loan Document, including the conditions to any purchase, sale or disposition of a Portfolio Investment.

Each Agent, the Collateral Administrator and the Securities Intermediary may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. No Agent shall be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by such Agent with due care. Each Agent, the Collateral Administrator and the Securities Intermediary and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”) for such Agent. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent, the Collateral Administrator and the Securities Intermediary and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent, the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days’ notice to each other agent, the Lenders, the Portfolio Manager and ~~the~~each Company (which resignation of the Collateral Agent or the Securities Intermediary shall also be effective as removal under the Account Control Agreement). Upon any such resignation, the Required Lenders shall have the right to appoint a successor with, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, the consent of the Portfolio Manager; provided, that any appointment of a successor Administrative Agent shall be in accordance with the terms agreed by and among ~~the~~each Company and the Initial Participant. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable (each, a “Retiring Agent”), gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor (so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, with the consent of the Portfolio Manager), which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the Retiring Agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After the Retiring Agent’s resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days’ notice by ~~the~~each Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Portfolio Manager (which removal of the Collateral Agent or the Securities Intermediary shall also be effective as removal under the Account Control Agreement). Upon any such removal, ~~the~~each Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by ~~the~~such Company and shall have accepted such appointment within thirty (30) days after receipt of such notice of removal by the Collateral Administrator, the Collateral Agent and/or the Securities Intermediary, as applicable (each, a “Removed Agent”), then the Administrative Agent may (with, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, the consent of the ~~Company~~Companies) appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Removed Agent, and the Removed Agent shall be discharged from its duties and obligations hereunder. After the Removed Agent’s removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.

Upon the request of the ~~Company~~Companies or the Administrative Agent or the successor agent, such retiring or removed agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed agent hereunder. Upon request of any such successor agent, ~~the~~each Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any association or corporation into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, or any corporation or association succeeding to the corporate trust business of the Collateral Agent or the Collateral Administrator or the securities intermediary business of the Securities Intermediary shall be the successor of the Collateral Agent, the Securities Intermediary or the Collateral Administrator hereunder (and, if applicable, under the Account Control Agreement) without the execution or filing of any paper with any Person or any further act on the part of any Person.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.

Each Agent and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond, electronic communication or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

In the absence of gross negligence or willful misconduct, each Agent, the Collateral Administrator and the Securities Intermediary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to it, reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to it, such Agent, the Collateral Administrator or the Securities Intermediary, as applicable, shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

None of the Agents, the Collateral Administrator or the Securities Intermediary shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

Before the Collateral Agent, the Securities Intermediary or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement) of an officer of the Administrative Agent or the Required Lenders, as applicable. The Collateral Agent, the Securities Intermediary or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate. The Collateral Agent, the Securities Intermediary or Collateral Administrator may, from time to time, reasonably request that the parties hereto deliver a certificate (upon which the Collateral Agent, the Securities Intermediary or Collateral Administrator may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent, the Securities Intermediary or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (~~“~~“Applicable Bank Law~~”~~”), the entity serving as Collateral Agent, the Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Securities Intermediary or the Collateral Administrator upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.

The rights, protections and immunities given to the Agents in this Section 9.01 shall likewise be available and applicable to the Securities Intermediary and the Collateral Administrator.

SECTION 9.02 Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a) Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that with respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent; provided further that.in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction make provision reasonably satisfactory to the Collateral Agent for payment of same.

If, in performing its respective duties under this Agreement, the Collateral Agent or Collateral Administrator, as applicable, is required to decide between alternative courses of action, such Collateral Agent or Collateral Administrator shall request written instructions from the Administrative Agent as to the course of action desired by it. The Collateral Agent or Collateral Administrator, as applicable, shall be entitled to rely on the advice of legal counsel and independent accountants in performing its respective duties hereunder.

(b) Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that (i) the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as permitted by this Agreement and (ii) the Collateral Agent shall have failed to exercise reasonable care if it fails to comply with any request pursuant to this Agreement at any time. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c) Collateral Agent Not Liable. Except to the extent arising from the gross negligence, willful misconduct, criminal conduct or reckless disregard of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent’s failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral.

(d) Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders or the Administrative Agent have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e) Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. ~~The~~Each Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Portfolio Manager, may agree in writing, subject to the Priority of Payments. ~~The~~Each Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney’s fees and the reasonable and documented fees and expenses of its experts and agents, in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments. Any percentage-based fees payable to the Collateral Agent, the Securities Intermediary and the Collateral Administrator hereunder shall be calculated with respect to a period at a per annum rate shall be computed on the basis of a 360 day year of twelve 30 day months and the actual number of days elapsed during the related Calculation Period and shall be based, if applicable, on the sum of the aggregate outstanding principal amount of the Portfolio Investments plus Permitted Investments and cash in any Account in each case as of the first day of the related Calculation Period. Any such fees applicable to periods shorter than or longer than the Calculation Period shall be prorated to the actual number of days within such period.

(f) Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g) Reports by the Collateral Administrator. ~~The~~Each Company hereby appoints U.S. Bank Trust Company, National Association as Collateral Administrator and directs the Collateral Administrator to prepare the reports substantially in the form reasonably agreed by ~~the~~each Company, the Collateral Administrator and the Administrative Agent. ~~The~~Each Company and the Portfolio Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, ~~the~~each Company (or the Portfolio Manager on its behalf) shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Administrator shall deliver a draft of each such report (other than the daily position reporting) to the Portfolio Manager and the Portfolio Manager shall have an opportunity to review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflicts with data or calculations in the records of the Portfolio Manager, the Portfolio Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, ~~the~~each Company (or the Portfolio Manager on its behalf) further ~~agrees~~agree to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder. Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or calculate the Borrowing Base Test, any Net Asset Value, the Unfunded Exposure Amount, the Unfunded Exposure Shortfall or any Market Value and shall be entitled to conclusively rely upon such amounts as reported by ~~the~~such Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable. The Collateral Agent and the Collateral Administrator shall be entitled to conclusively rely upon information provided by the Administrative Agent with respect to the determination of all interest, fees, expenses and other amounts due and payable to the Lenders and the calculation of each Benchmark, Reference Rate and any Base Rate or Benchmark Replacement (including a Benchmark Replacement Adjustment).

(h) Information Provided to the Collateral Agent and the Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, ~~the~~any Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, criminal conduct or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

SECTION 9.03 Acknowledgements of the Lenders.

(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Advances hereunder, (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, (v) either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities and (vi) it is a “qualified purchaser” as defined under the Investment Company Act of 1940, as amended. Each also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning ~~the~~each Company and ~~its~~their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Secured Party hereby agrees that (i) if the Administrative Agent notifies such Secured Party that the Administrative Agent has determined in its sole discretion that any funds received by such Secured Party from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Secured Party (whether or not known to such Secured Party), and demands the return of such Payment (or a portion thereof), such Secured Party shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Secured Party shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Secured Party under this Section 9.03 shall be conclusive, absent manifest error.

(c) Each Secured Party hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Secured Party agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Secured Party shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) The parties hereto hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Secured Party that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Secured Party with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by ~~the~~any Company, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from ~~the~~any Company for the purpose of making such Payment.

(e) Each party’s obligations under this Section 9.03 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, any Secured Party, the termination of the Financing Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 9.04 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which ~~the~~a Company is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent or the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.05 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 9.05 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the ~~Company~~Companies , the Parent or the Portfolio Manager, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Rules) of one or more Plans in connection with the Advances or the Financing Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Financing Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) and (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the ~~Company~~Companies or the Portfolio Manager, that none of the Agents, the Securities Intermediary or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) Each Agent and the Securities Intermediary hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Financing Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Advances or the Financing Commitments for an amount less than the amount being paid for an interest in the Advances or the Financing Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

SECTION 10.01 Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of ~~the~~any Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or ~~the~~any Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation, provisional liquidation or similar proceedings. ~~The~~Each Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation, provisional liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by ~~the~~such Company or against ~~the~~such Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of ~~the~~any Company or the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of ~~the~~any Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of ~~the~~each Company and (with respect to the express obligations of the Portfolio Manager hereunder) the Portfolio Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of ~~the~~each Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of ~~the~~each Company or the Portfolio Manager contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by ~~the~~each Company or the Portfolio Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, partner, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; and, correspondingly, the Lenders agree that no claims shall be brought against any Affiliate of ~~the~~each Company or the Parent, in such capacity, on any theory of lender liability, recharacterization, or similar claim.

SECTION 10.02 Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

The Collateral Agent, Collateral Administrator and the Securities Intermediary (each in their respective capacities) agree to accept and act upon instructions or directions pursuant to this Agreement or any other related transaction document sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any Person providing such instructions or directions shall provide to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, an incumbency certificate listing authorized officers designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, in its discretion elects to act upon such instructions, the Collateral ~~Agent’s~~Agent’s, the Collateral ~~Administrator’s~~Administrator’s or the Securities Intermediary’s, as applicable, reasonable understanding of such instructions shall be deemed controlling. The Collateral Agent, the Collateral Administrator and the Securities Intermediary (each in their respective capacities) shall not be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with its reasonable understanding of such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, including without limitation, the risk of the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any party providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

SECTION 10.03 No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04 Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a) ~~The~~Each Company shall, on a joint and several basis, pay (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties, including the reasonable and documented fees, charges and disbursements of one outside counsel for each Agent and the Collateral Administrator, and a single local counsel in each appropriate jurisdiction as required for the Agents, the Collateral Administrator and the Securities Intermediary, collectively, in connection with the preparation and administration of this Agreement, any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (including due diligence with respect to the transactions contemplated hereby) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders, including the fees, reasonable charges and disbursements of outside counsel for each Agent, the Collateral Administrator and the Securities Intermediary and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) ~~The~~Each Company shall, on a joint and several basis, indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims (whether brought by or involving ~~the~~any Company or any third party), damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by ~~the~~any Company or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise or enforcement of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement) or the consummation of the transactions contemplated hereby or thereby, (2) any Advance or the use of the proceeds therefrom, (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such proceeding is brought by ~~the~~a Company or any other Credit Risk Party or its or their respective equity holders, Affiliates, creditors or any other third Person, and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action or (4) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its officers, directors or employees. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

To the extent permitted by Applicable Law, ~~neither the~~no Company nor any Indemnitee shall assert, and each hereby waives, any claim against ~~the~~such Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided that, nothing in this Section 10.04(c) shall relieve ~~the~~such Company of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.04(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party provided, that in no event shall ~~the~~such Company be liable for any indirect, consequential, or punitive damages of such Indemnitee itself; provided further that this sentence shall in no way limit or vitiate the indemnity obligations of ~~the~~such Company hereunder with respect to a claim for indirect, consequential or punitive damages against any Indemnitee which is brought by a Person not party hereto or brought in breach of this provision.

(c) If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of ~~the~~any Company against any of and all the obligations of the ~~Company~~Companies now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(d) This Section 10.04 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder and, if applicable, the earlier resignation or removal of any Indemnitee.

SECTION 10.05 Amendments. Subject to Section 3.01(h)(ii), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, the Securities Intermediary, the Required Lenders, ~~the~~each Company and the Portfolio Manager; provided, however, that any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1.04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and which would not result in an increase or decrease in the rights, duties or liabilities of the Portfolio Manager or ~~the~~any Company shall not be required to be executed by the Portfolio Manager or ~~the~~any Company; provided further that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby; provided further that (i) the Administrative Agent may, with the consent of the ~~Company~~Companies only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice (which may be by electronic mail) thereof (a copy of which notice shall be provided by the ~~Company~~Companies to the Collateral Agent) and the Administrative Agent shall not have received, within ten (10) Business Days of the date of such notice to the Lenders, a written notice (which may be by electronic mail) from the Required Lenders stating that the Required Lenders object to such amendment and (ii) the Administrative Agent may (with the consent of the Required Lenders), in its sole and absolute discretion, consent to any action or omission as set forth in this Agreement and may grant waivers, concessions and other indulgences in accordance with the terms of this Agreement.

SECTION 10.06 Successors; Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that ~~the~~no Company may ~~not~~ assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Portfolio Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by ~~the~~any Company without such consent shall be null and void) and the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth below, any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Administrative Agent and ~~the~~each Company; provided that that (1) no consent of the Administrative Agent or ~~the~~any Company shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment (other than a Defaulting Lender), (2) no consent of ~~the~~any Company shall be required for an assignment to an assignee that is a bank, broker-dealer or insurance company unless such assignment would result in JPMorgan Chase Bank, National Association and its Affiliates holding less than 50% of the Financing Commitment and/or Advances outstanding and (3) no assignment may be made to a Competitor without the prior written consent of ~~the~~each Company (such consent not to be unreasonably withheld, conditioned or delayed); provided, further, that no consent of ~~the~~any Company shall be required for an assignment to any Person (including, for the avoidance of doubt, a Competitor), following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (B) each Lender shall obtain a written representation from the applicable assignee that it is, a “qualified purchaser” as defined under the Investment Company Act of 1940, as amended; and (C) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance satisfactory to the Administrative Agent (each such agreement, an “Assignment and Assumption”).

Subject to acceptance and recording thereof below, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 3.01(f), 3.03, 5.03 and 10.04 with respect to facts and circumstances prior to the date of assignment).

The Administrative Agent, acting solely for this purpose as an agent of ~~the~~each Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by ~~the~~each Company, any Lender and the Portfolio Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c) Any Lender may, without the consent of, or notice to, the ~~Company~~Companies , the Parent, the Portfolio Manager, any Agent or any other Lender, sell participations to one or more banks, broker-dealers, insurance companies or other entities (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3)  ~~the~~each Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (4) so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing, no Lender may sell a participation hereunder without the prior consent of ~~the~~each Company. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant. ~~The~~ Each Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(f) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(f) or 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at ~~the~~such Company’s request and expense, to use reasonable efforts to cooperate with ~~the~~such Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of ~~the~~each Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any Financing Commitment, Advance or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Financing Commitment, Advance or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations or any successor provision. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

SECTION 10.07 Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”) shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City (except solely to the extent that all such Courts lawfully decline to exercise such jurisdiction) and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Consent to Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Process Agent. Each ~~of the~~ Company and the Parent irrevocably appoints the Portfolio Manager (in such capacity, the “Process Agent”), with an office at 375 Park Avenue, 7th Floor, New York, New York 10152, as its agent to receive any summons, complaint or other process served in any Proceeding arising out of or related to this Agreement or any other Loan Document. Each ~~of the~~ Company and the Parent shall not terminate (and shall renew as necessary) the appointment of the Process Agent prior to the termination hereof.

SECTION 10.08 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09 PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies ~~the~~each Company that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies ~~the~~each Company, which information includes the name and address of ~~the~~such Company and other information that will allow such Lender or Agent to identify ~~the~~such Company in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.10 Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication including electronic mail, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words “executed,” “execution,” “sign,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif,” “tiff,” “jpeg” or “jpg”) and other electronic signatures (including, without limitation, Orbit, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.13 Confidentiality. Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information (or, with respect to Information relating to the financial and other material terms of this Agreement, until the date that is one (1) year after the Maturity Date), except that Information may be disclosed (i) to its and its Affiliates’ respective directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent such Information is disclosed to such persons on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority); provided, that such regulatory authority and self-regulatory authority shall have jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process in which case such Person agrees to inform ~~the~~each Company to the extent permitted by law, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document, the sale of any Portfolio Investment following the occurrence of a Market Value Event or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (other than any assignee to whom the ~~Company has~~Companies have declined consent to the assignment thereto (to the extent such consent is otherwise required)) provided that no such disclosure shall be made to any Competitor (as defined herein) without the prior written consent of the ~~Company~~Companies, or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to ~~the~~any Company and its obligations, provided such counterparty is not a Competitor unless otherwise consented to by the ~~Company~~Companies in writing, (vii) to any rating agency in connection with securing and/or maintaining a rating with respect to the Advances hereunder, (viii) with the consent of the ~~Company~~Companies, (ix) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the ~~Company~~Companies or (x) to the extent permitted or required under this Agreement or the Account Control Agreement. For purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The provisions of this Section 10.13 shall supersede any prior confidentiality agreement among any of the parties hereto or their respective Affiliates relating to this Agreement and the transactions contemplated hereby.

Each of the ~~Company~~Companies , the Parent and the Portfolio Manager agrees (and agrees to cause Oak Hill) to maintain the confidentiality of the terms of the Administrative Agency Letter and the Fee Letter, except that such terms may be disclosed (i) to its and its Affiliates’ respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority; provided, that such regulatory authority and self-regulatory authority shall have jurisdiction over such Person, or (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process. If ~~the~~any Company or the Portfolio Manager is notified by any Governmental Authority that ~~the~~any Company or the Portfolio Manager is required to disclose some or all of the terms of the Administrative Agency Letter or the Fee Letter, ~~the~~such Company or the Portfolio Manager shall use commercially reasonable efforts to notify the Administrative Agent of such demand prior to disclosing the terms of the Administrative Agency Letter or the Fee Letter and permit the Administrative Agent, at its own expense, to take reasonable actions to seek to limit such disclosure; provided that neither such notice to the Administrative Agent nor the actions taken by the Administrative Agent would reasonably be expected to cause ~~the~~such Company or the Portfolio Manager to violate any Applicable Law or result in any claim, litigation, investigation or similar proceeding against ~~the~~such Company or the Portfolio Manager, or the imposition of any sanction against ~~the~~such Company or the Portfolio Manager by any Governmental Authority.

SECTION 10.14 Collateral Quality Tests. The ~~Company~~Companies (in the aggregate) shall attempt to adhere to the Collateral Quality Tests as of the last day of each fiscal quarter.

SECTION 10.15 Post-Closing Transactions. The parties agree to use commercially reasonable efforts to allow for a merger pursuant to which ~~the Company~~CHS BDC shall merge with and into APS BDC LLC with APS BDC LLC as the surviving entity (the “Post-Closing Merger”). In connection with the Post-Closing Merger, the parties shall use commercially reasonable efforts to amend and restate this Agreement and any other Loan Document in order to consummate such Post-Closing Transaction. In connection with the Post-Closing Equity Transfer, (a) the parties shall use commercially reasonable efforts to amend and restate this Agreement and any other Loan Document as soon as practicable but no later than fifteen (15) Business Days following the Post-Closing Equity Transfer and, if not completed within such fifteen (15) Business Day period, the parties will continue to use such commercially reasonable efforts to amend and restate this Agreement and such other Loan Documents to the reasonable satisfaction of the Administrative Agent~~.~~ and (b) within five (5) Business Days of the Post-Closing Equity Transfer (or such longer period consented to by the Administrative Agent in writing in its sole discretion), the Administrative Agent and its counsel shall have received a reasonably satisfactory written opinions of outside counsel for the Companies and the Successor Parent, covering certain bankruptcy matters, including no substantive consolidation of the Companies and the Successor Parent under United States of America law.

SECTION 10.16 Oak Hill. With respect to the Specified Accounts, ~~the~~each Company hereby authorizes and directs the Securities Intermediary to accept, rely and act upon instruction from Oak Hill for all purposes hereunder, solely to the extent that the Securities Intermediary may accept, rely and act upon such instructions if delivered by ~~the~~a Company or the Portfolio Manager, and the Securities Intermediary is authorized to recognize and act upon such instruction of Oak Hill for all purposes hereunder and under ~~the~~any Account Control Agreement with respect to the Specified Accounts. Any instruction by Oak Hill shall be deemed an instruction by the Portfolio Manager for all purposes hereunder.

SECTION 10.17 Joint and Several Liability. Each Company acknowledges, agrees, represents and warrants the following:

(a) Inducement. The Administrative Agent has been induced to make the Loans to each Company in part based upon the assurances by each Company that each Company desires that the Obligations under this Agreement be honored and enforced as separate obligations of each Company, should the Administrative Agent desire to do so.

(b) Combined Liability. Notwithstanding the foregoing, each Company shall be jointly and severally liable to the Administrative Agent for all representations, warranties, covenants, obligations and indemnities, including the Loans and the other Obligations, and the Administrative Agent may at its option enforce the entire amount of the Loans and the other Obligations against any one or more of the Companies.

(c) Separate Exercise of Remedies. The Administrative Agent may exercise remedies against any Company and its property separately, whether or not the Administrative Agent exercises remedies against any other Company or its property. The Administrative Agent may enforce one or more Company’s obligations without enforcing any other Company’s obligations and vice versa. Any failure or inability of Lender to enforce one or more Company’s obligations shall not in any way limit the Administrative Agent’s right to enforce the obligations of any other Company. If the Administrative Agent forecloses or exercises similar remedies under any one or more Loan Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by the Administrative Agent from such foreclosure or similar remedy or, if applicable, the Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Loan Documents under the applicable state law.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHS BDC 2 LLC, as Company

By
Name:
Title:

APS CW SPV LLC, as Company

By
Name:
Title:

CHS (US) MANAGEMENT LLC, as Portfolio Manager

By
Name:
Title:

CHS US INVESTMENTS LLC, as Parent

By
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Collateral Agent

By
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Collateral Administrator

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By
Name:
Title:

The Lenders

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as a Lender

By
Name:
Title:

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes	Prior to the Scheduled Financing Commitment Increase Date: U.S. $750,000,000;

Subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, on and after the Scheduled Financing Commitment Increase Date U.S.$1,000,000,000.

On and after a Financing Commitment Increase Date, if any, U.S. $1,000,000,000 plus additional amounts approved pursuant to Section 2.06, in each case as reduced from time to time pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, (v) not more than 30% of the Financing Limit may be utilized in Permitted Non-USD Currencies, (w) Advances denominated in Euro may not exceed the lesser of (i) 30% of the Financing Limit and (ii) 100% of the Collateral Principal Amount denominated in Euro, (x) Advances denominated in GBP may not exceed the lesser of (i) 15% of the Financing Limit and 100% of the Collateral Principal Amount denominated in GBP, (y) Advances denominated in CAD may not exceed the lesser of (i) 15% of the Financing Limit and (ii) 100% of the Collateral Principal Amount denominated in CAD and (z) Advances denominated in JPY may not exceed the lesser of (i) 5% of the Financing Limit and (ii) 100% of the Collateral Principal Amount denominated in JPY.

2.	Lenders	Financing Commitment

	JPMorgan Chase Bank, National Association	Prior to the Scheduled Financing Commitment Increase Date: U.S. $750,000,000;

Subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, on and after the Scheduled Financing Commitment Increase Date U.S.$1,000,000,000.

On and after a Financing Commitment Increase Date, if any, U.S. $1,000,000,000 plus additional amounts approved pursuant to Section 2.06, in each case as reduced from time to time pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, (v) not more than 30% of the Financing Limit may be utilized in Permitted Non-USD Currencies, (w) Advances denominated in Euro may not exceed the lesser of (i) 30% of the Financing Limit and (ii) 100% of the Collateral Principal Amount denominated in Euro, (x) Advances denominated in GBP may not exceed the lesser of (i) 15% of the Financing Limit and 100% of the Collateral Principal Amount denominated in GBP, (y) Advances denominated in CAD may not exceed the lesser of (i) 15% of the Financing Limit and (ii) 100% of the Collateral Principal Amount denominated in CAD and (z) Advances denominated in JPY may not exceed the lesser of (i) 5% of the Financing Limit and (ii) 100% of the Collateral Principal Amount denominated in JPY.

3.	Scheduled Termination Date:	September 30, 2030;

With respect to any Increased Financing Commitment, the Scheduled Termination Date thereof as determined pursuant to Section 2.06.

4.	Interest Rates

	Applicable Margin for Advances:	With respect to interest based on any Benchmark, 1.75% per annum (subject to increase in accordance with Section 3.01(b)); provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be 1.75% per annum plus 0.1193% per annum;

With respect to interest based on the Base Rate, 1.75% per annum (subject to increase in accordance with Section 3.01(b)); provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be 1.75% per annum plus 0.1193% per annum.
5.	CHS BDC Account Numbers

	Interest Collection Account	119412-201

	Interest Collection Sub	119412-002

	Principal Collection Account	119412-200

	Principal Collections Sub	119412-003

	MV Cure Account:	119412-203

	MV Cure Account Sub	119412-004

	Unfunded Exposure Account:	119412-202

	Unfunded Exposure Account Sub	119412-001

CAD:

	CAD Interest Collection Account:	119412-301

	CAD Interest Collection Sub	119412-006

	CAD Principal Collection Account	119412-300

	CAD Principal Collections Sub	119412-007

	CAD Unfunded Exposure Account:	119412-302

	CAD Unfunded Exposure Account Sub	119412-005

GBP:

	GBP Interest Collection Account:	119412-501

	GBP Interest Collection Sub	119412-012

	GBP Principal Collection Account	119412-500

	GBP Principal Collections Sub	119412-013

	GBP Unfunded Exposure Account:	119412-502

	GBP Unfunded Exposure Account Sub	119412-011

Euro:

	Euro Interest Collection Account:	119412-401

	EUR Interest Collection Sub	119412-009

	Euro Principal Collection Account	119412-400

	EUR Principal Collections Sub	119412-010

	Euro Unfunded Exposure Account:	119412-402

	EUR Unfunded Exposure Account Sub	119412-008

JPY:

	JPY Interest Collection Account:	119412-601

	JPY Interest Collection Sub	119412-015

	JPY Principal Collection Account	119412-600

	JPY Principal Collections Sub	119412-016

	JPY Unfunded Exposure Account:	119412-602

	JPY Unfunded Exposure Account Sub	119412-014

6.	APS SPV Account Numbers

	Interest Collection Account	175253-201

	Interest Collection Sub	175253-002

	Principal Collection Account	175253-200

Principal Collections Sub	175253-003

MV Cure Account:	175253-203

MV Cure Account Sub	175253-004

Unfunded Exposure Account:	175253-202

Unfunded Exposure Account Sub	175253-001

CAD:

CAD Interest Collection Account:	175253-301

CAD Interest Collection Sub	175253-006

CAD Principal Collection Account	175253-300

CAD Principal Collections Sub	175253-007

CAD Unfunded Exposure Account:	175253-302

CAD Unfunded Exposure Account Sub	175253-005

GBP:

GBP Interest Collection Account:	175253-501

GBP Interest Collection Sub	175253-012

GBP Principal Collection Account	175253-500

GBP Principal Collections Sub	175253-013

GBP Unfunded Exposure Account:	175253-502

GBP Unfunded Exposure Account Sub	175253-011

Euro:

Euro Interest Collection Account:	175253-401

EUR Interest Collection Sub	175253-009

Euro Principal Collection Account	175253-400

	EUR Principal Collections Sub	175253-010

	Euro Unfunded Exposure Account:	175253-402

	EUR Unfunded Exposure Account Sub	175253-008

JPY:

	JPY Interest Collection Account:	175253-601

	JPY Interest Collection Sub	175253-015

	JPY Principal Collection Account	175253-600

	JPY Principal Collections Sub	175253-016

	JPY Unfunded Exposure Account:	175253-602

	JPY Unfunded Exposure Account Sub	175253-014

~~6~~7.	Market Value Trigger:	70%

~~7~~8.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security. As used herein, “Restricted Security” means any security that forms part of a new issue of publicly or privately issued securities (a) with respect to which an Affiliate of any Lender that is a “broker” or a “dealer”, within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by ~~the~~a Company and (b) which ~~the~~such Company proposes to purchase from any such Affiliate of any Lender.

Addresses for Notices

~~The Company~~CHS	CHS BDC 2 LLC	Attn: Venu Rathi
BDC:	375 Park Avenue	Email: Venurathi@apstrategies.com
	7th Floor	and Operations@apstrategies.com
New York, New York 10152

~~The Portfolio~~	~~CHS (US) Management~~APS CW SPV	Attn: Venu Rathi
~~Manager~~APS SPV:	LLC	Email: Venurathi@apstrategies.com
	375 Park Avenue	and Operations@apstrategies.com
7th Floor
New York, New York 10152

The Portfolio Manager	CHS (US) Management LLC	Attn: Venu Rathi
	375 Park Avenue	Email: Venurathi@apstrategies.com
	7th Floor	and Operations@apstrategies.com
New York, New York 10152

The Administrative	JPMorgan Chase Bank, National	Attention: Nicholas Rapak
Agent:	Association	Email:
	c/o JPMorgan Services Inc.	de_custom_business@jpmorgan.com
	500 Stanton Christiana Rd., 3rd Floor	Telephone: (302) 634-4961
Newark, Delaware 19713

with a copy to

	JPMorgan Chase Bank, National	Attention: James Greenfield
	Association	Telephone: 212-834-9340
383 Madison Ave.
	New York, New York 10179	Email:
james.r.greenfield@jpmorgan.com
de_custom_business@jpmorgan.com

Solely with respect to reports to be
delivered pursuant to Section 6.02(p):
ccdt.dmu@jpmorgan.com and
asset.managers.funds.na.credit.reporti
ng@jpmorgan.com

The Collateral Agent:	U.S. Bank Trust Company, National	Attention: Global Corporate Trust –
	Association	CHS BDC 2 LLC
	One Federal Street, 3rd Floor	Telephone: 617-603-6641
	Boston, MA 02110	Email: chsbdc@usbank.com

The Securities	U.S. Bank Trust Company, National	Attention: Global Corporate Trust –
Intermediary:	Association	CHS BDC 2 LLC
	One Federal Street, 3rd Floor	Telephone: 617-603-6641
	Boston, MA 02110	Email: chsbdc@usbank.com

The Bank:	U.S. Bank Trust Company, National	Attention: Global Corporate Trust –
	Association	CHS BDC 2 LLC
	One Federal Street, 3rd Floor	Telephone: 617-603-6641
	Boston, MA 02110	Email: chsbdc@usbank.com

The Collateral	U.S. Bank Trust Company, National	Attention: Global Corporate Trust –
Administrator:	Association	CHS BDC 2 LLC
	One Federal Street, 3rd Floor	Telephone: 617-603-6641
	Boston, MA 02110	Email: chsbdc@usbank.com

JPMCB:	JPMorgan Chase Bank, National	Attention: Nicholas Rapak
	Association	Email:
	c/o JPMorgan Services Inc.	de_custom_business@jpmorgan.com
	500 Stanton Christiana Rd., 3rd Floor	Telephone: (302) 634-4961
Newark, Delaware 19713

with a copy to:

	JPMorgan Chase Bank, National	Attention: James Greenfield
	Association	Telephone: 212-834-9340
383 Madison Ave.
	New York, New York 10179	Email:
james.r.greenfield@jpmorgan.com
de_custom_business@jpmorgan.com

Each other Lender:	The address (or facsimile number or
electronic mail address) provided by it
to the Administrative Agent.

SCHEDULE 2

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: Nicholas Rapak
Email: de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: James Greenfield
Email: james.r.greenfield@jpmorgan.com
de_custom_business@jpmorgan.com
NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: Nicholas Rapak
Email: de_custom_business@jpmorgan.com

cc:

U.S. Bank Trust Company, National Association,
as Collateral Agent and Collateral Administrator
One Federal Street, Third Floor
Boston, MA 02110
Attention: Global Corporate Trust – CHS BDC 2 LLC
Email: chsbdc@usbank.com

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of September 30, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), ~~among~~ CHS BDC 2~~, ~~ LLC, a Cayman Islands limited liability company, as borrower (~~the~~“CHS BDC”); APS CW SPV LLC, a Cayman Islands limited liability company, as borrower (“APS SPV” and, collectively with CHS BDC, the “Companies” and, each individually, a “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), CHS (US) Management LLC, as portfolio manager (the “Portfolio Manager”), the lenders party thereto and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, the Portfolio Manager hereby [requests approval for ~~the Company~~[CHS BDC] [ APS SPV] to [acquire][substitute for]][notifies the Administrative Agent of ~~the Company’s~~[CHS BDC’s] [ APS SPV’s] intention to [acquire][substitute for]] the following Portfolio Investment(s):

Fund

Issuer / Obligor

Jurisdiction

Identifier (LoanX; CUSIP)

Requested Notional Amount

Asset Class

Current Pay (Y/N)

Syndication Type

Lien

Tranche Size

Price

Spread / Coupon

Base Rate

Floor

Maturity

Moody’s Industry

LTM EBITDA (In Millions)

LTM Capital Expenditures (in Millions)

Leverage Through Tranche (Net)

Currency Type

Spot Rate

Security Identifier

Security Description

Financial Covenants

PIK (Y/N)

Quantity

Governing Law

To the extent available, we have included herewith (1) the material underlying instruments (including, in the case of a Loan, the final credit agreement, the collateral and security documents and, in each case, any amendments thereto or, if such agreements are not available, termsheets or draft agreements reflecting material terms expected by the Portfolio Manager to be contained in definitive documentation); provided that, in any event, the final credit agreement shall be provided to the Administrative Agent promptly upon becoming available) relating to each such Portfolio Investment, (2) audited financial statements for the previous most recently ended three years of the Portfolio Investment Obligor of each such Portfolio Investment to the extent available, or alternatively, a quality of earnings report prepared by an accredited accounting firm (if available), (3) quarterly statements for the previous most recently ended four fiscal quarters of the Portfolio Investment Obligor of each such Portfolio Investment (if available), (4) pro forma financial statements for the applicable one year period, if available (and for any longer period to the extent so prepared), (5) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the relevant Company, (6) applicable “proof of existence” details (if reasonably requested by the Administrative Agent), (7) full and final investment committee memo (subject to redactions for confidential information as reasonably determined by ~~the~~relevant Company) and (8) any other documents reasonably requested by the Administrative Agent to the extent prepared, available and permitted to be shared (subject to redactions for confidential information as reasonably determined by the relevant Company).

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement are satisfied.

Very truly yours,

CHS (US) Management LLC, as Portfolio Manager

By
Name:
Title:

SCHEDULE 3

Eligibility Criteria

1.

Such obligation is a Senior Secured Loan, a Second Lien Loan or a Liquid Debt Security and is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest (other than a Participation Interest that is an Initial Portfolio Investment), a Mezzanine Obligation (or, for the avoidance of doubt, any other unsecured obligation of a Portfolio Investment Obligor) or a letter of credit or an interest therein provided that the Administrative Agent may, in their sole discretion, permit the inclusion of other obligations on a case-by-case basis.

2.

Such obligation does not require the making of any future advance or payment by ~~the~~any Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan or a Revolving Loan, in each case, denominated in U.S. Dollars or any other Eligible Currency as reasonably approved by the Administrative Agent in its sole discretion.

3.

Such obligation is (i) eligible to be entered into by, sold or assigned to ~~the~~such Company and pledged to the Collateral Agent and (ii) able to be sold by the Administrative Agent, the Collateral Agent or their respective designees, including following the occurrence of an Event of Default or Market Value Event and, to the extent there is an express prohibition (other than customary transfer restrictions) on the pledging or transfer of such obligation, a consent from the applicable general partner, managing member, board of directors or any similar governing body of the Portfolio Investment Obligor authorizing and consenting to the pledge or transfer of such obligation shall have been obtained.

4.	Such obligation is purchased at a price that is at least 80% of the par amount of such obligation.

5.	Such obligation is denominated and payable in an Eligible Currency and is issued by a Portfolio Investment Obligor organized in an Eligible Jurisdiction.

6.

It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes (other than Taxes imposed under FATCA) imposed by any jurisdiction unless the related Portfolio Investment Obligor is required to make “gross-up” payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which ~~the~~each Company (or the Portfolio Manager on behalf of ~~the~~each Company) in ~~its~~their good faith reasonable judgment expects to be satisfied).

7.

Such obligation is not subject to an event of default (as defined in the underlying instruments for such obligation) in accordance with its terms (including the terms of its underlying instruments after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed five (5) days) and no Indebtedness of the Portfolio Investment Obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement (after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed five (5) days).

8.	The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Portfolio Manager in its good faith and reasonable judgment.

9.

It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.	Such obligation is not an Equity Interest and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an Equity Interest.

11.	Such obligation is not primarily backed by real estate.

12.

Such obligation either (i) provides for periodic payments of interest thereon solely in cash at least quarterly or semi-annually (as applicable), (ii) provides for the interest thereon to be paid in kind; provided that such obligation shall provide for periodic payments of interest thereon in cash at least semi-annually at a rate greater than the benchmark thereunder plus an applicable margin of 2.00% per annum (any such obligation under this clause (ii), a “Partial PIK Portfolio Investment”) or (iii) provides for the interest thereon to be paid in kind and does not satisfy the minimum semi-annual cash interest payment requirement set forth in clause (ii) (any such obligation under this clause (iii), an “Alternative PIK Portfolio Investment” and, together with each Partial PIK Portfolio Investment, the “PIK Portfolio Investments”).

13.	Such obligation will not cause ~~the~~any Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

14.	The Portfolio Investment has been Delivered to the Collateral Agent.

15.

In the case of a Portfolio Investment that is a Loan, (i) the Administrative Agent is an “Eligible Assignee” (as such term, or comparable term, is defined in the documents evidencing such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) the applicable Company shall have delivered to the Administrative Agent an assignment agreement duly executed by the administrative agent and/or Portfolio Investment Obligor in respect of such Portfolio Investment, naming the Administrative Agent as assignee.

SCHEDULE 4

Concentration Limitations

The “Concentration Limitations” shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the ~~Company~~Companies (in the aggregate) comply with all the requirements set forth below; provided that, with respect to each Concentration Limitation set forth below related to any Permitted Non-USD Currency, prior to the receipt of the applicable Permitted Non-USD Currency Account Opening Notice, such Concentration Limitation shall be not more than 0.0%:

1.

Portfolio Investments issued by a single Portfolio Investment Obligor and its affiliates may not exceed an aggregate principal balance equal to 5% of Collateral Principal Amount; provided that Portfolio Investments that are either Senior Secured Loans or Liquid Debt Securities issued by three (3) Portfolio Investment Obligors and their respective affiliates may each constitute up to an aggregate principal balance equal to 10% of the Collateral Principal Amount; provided further that prior to the end of the Ramp-Up Period (a) Portfolio Investments issued by a single Portfolio Investment Obligor and its affiliates may not exceed an aggregate principal balance equal to 7.5% of Collateral Principal Amount, (b) Portfolio Investments that are either Senior Secured Loans or Liquid Debt Securities issued by one (1) Portfolio Investment Obligor and its affiliates may constitute up to an aggregate principal balance equal to 12.5% of the Collateral Principal Amount and (c) Portfolio Investments that are either Senior Secured Loans or Liquid Debt Securities issued by two (2) Portfolio Investment Obligors and their respective affiliates may constitute up to an aggregate principal balance equal to 10% of the Collateral Principal Amount.

2.

Not less than 80% of the Collateral Principal Amount may consist of Senior Secured Loans (which, for the purposes of this clause shall include unitranche Loans) and cash and Eligible Investments on deposit in the Collection Account as Principal Proceeds.

3.	Not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are not Senior Secured Loans.

4.

Portfolio Investments issued by Portfolio Investment Obligors and their affiliates domiciled in (x) the United States of America may not be less than 70% of the Collateral Principal Amount and (y) any Eligible Jurisdiction other than the United States of America may constitute up to 30% of the Collateral Principal Amount; provided, that (u) Portfolio Investments issued by Portfolio Investment Obligors and their affiliates domiciled in Canada may constitute up to 15% of the Collateral Principal Amount, (v) Portfolio Investments issued by Portfolio Investment Obligors and their affiliates domiciled in England may constitute up to 15% of the Collateral Principal Amount, (w) Portfolio Investments issued by Portfolio Investment Obligors and their affiliates domiciled in France may constitute up to 5% of the Collateral Principal Amount, (x) Portfolio Investments issued by Portfolio Investment Obligors and their affiliates domiciled in Germany may constitute up to 5% of the Collateral Principal Amount, (y) Portfolio Investments issued by Portfolio Investment Obligors and their affiliates domiciled in Italy may constitute up to 5% of the Collateral Principal Amount, and (z) Portfolio Investments issued by Portfolio Investment Obligors and their affiliates domiciled in Japan may constitute up to 5% of the Collateral Principal Amount.

5.

Not less than 70% of the Collateral Principal Amount may be denominated in U.S. Dollars; provided, that (w) not more than an aggregate of 30% of the Collateral Principal Amount may consist of Portfolio Investments denominated in Euro, (x) not more than an aggregate of 15% of the Collateral Principal Amount may consist of Portfolio Investments denominated in GBP, (y) not more than an aggregate of 15% of the Collateral Principal Amount may consist of Portfolio Investments denominated in CAD and (z) not more than an aggregate of 5% of the Collateral Principal Amount may consist of Portfolio Investments denominated in JPY.

6.

Not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by Portfolio Investment Obligors that belong to the same Moody’s Industry Classification; provided that Portfolio Investments that are issued by Portfolio Investment Obligors that belong to one Moody’s Industry Classification may constitute up to 25% of the Collateral Principal Amount and Portfolio Investments issued by separate Portfolio Investment Obligors that belongs to one Moody’s Industry Classification may constitute up to 30% of the Collateral Principal Amount, in each case excluding Real Estate, Energy or Utilities Moody’s Industry Classification. As used herein, “Moody’s Industry Classifications” means the industry classifications set forth in Schedule 6 hereto, as applicable, which classification (x) shall be determined by the Portfolio Manager (with the consent of the Administrative Agent in its sole and absolute discretion) on the Purchase Date for the applicable Portfolio Investment and (y) shall be updated, upon reasonable prior notice to the Portfolio Manager if Moody’s publishes revised industry classifications.

7.	Not more than 5% of the Collateral Principal Amount may consist of Alternative PIK Portfolio Investments

8.

Not more than 15% of the Collateral Principal Amount may consist of Active Partial PIK Portfolio Investments (excluding Active Partial PIK Portfolio Investments that provide for periodic payments of interest thereon in cash at least semi-annually at a rate greater than or equal to the benchmark thereunder plus an applicable margin of 2.50% per annum). “Active Partial PIK Portfolio Investment” means any Partial PIK Portfolio Investment with respect to which the Portfolio Investment Obligor thereunder has elected or is required to partially pay interest then due and payable thereunder in kind for the current interest period.

9.

The Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount; provided that any Unfunded Exposure Amount shall be cash collateralized as required in accordance with Section 2.03(g).

10.

Not more than 10% of the Collateral Principal Amount may consist of Portfolio Investments held by Portfolio Investment Obligors whose EBITDA is less than or equal to $20,000,000 annually, as measured quarterly on rolling four-quarter basis.

SCHEDULE 5

Initial Portfolio Investments

[see attached]

SCHEDULE 6

Moody’s Industry Classifications

Industry Code	Description

1	Aerospace & Defense

2	Automotive

3	Banking, Finance, Insurance & Real Estate

4	Beverage, Food & Tobacco

5	Capital Equipment

6	Chemicals, Plastics & Rubber

7	Construction & Building

8	Consumer goods: Durable

9	Consumer goods: Non-durable

10	Containers, Packaging & Glass

11	Energy: Electricity

12	Energy: Oil & Gas

13	Environmental Industries

14	Forest Products & Paper

15	Healthcare & Pharmaceuticals

16	High Tech Industries

17	Hotel, Gaming & Leisure

18	Media: Advertising, Printing & Publishing

19	Media: Broadcasting & Subscription

20	Media: Diversified & Production

21	Metals & Mining

22	Retail

23	Services: Business

24	Services: Consumer

25	Sovereign & Public Finance

26	Telecommunications

27	Transportation: Cargo

28	Transportation: Consumer

29	Utilities: Electric

30	Utilities: Oil & Gas

31	Utilities: Water

32	Wholesale

SCHEDULE 7

PIK Portfolio Investment – Notice Form

Portfolio Investment	Paid PIK Interest in Quarter ended [Insert immediately prior Quarter] (Y/N)	Coupon Paid (Cash / PIK Interest)
1.
2.
3.
4.
5.

SCHEDULE 8

Diversity Score Calculations

Diversity Score is calculated as follows:

(a)

A “Portfolio Investment Obligor Par Amount” is calculated for each Portfolio Investment Obligor, and is equal to the aggregate Collateral Principal Amount of all Portfolio Investments issued by such Portfolio Investment Obligor and its Affiliates.

(b)

An “Average Par Amount” is calculated by summing the Portfolio Investment Obligor Par Amount for all Portfolio Investment Obligors, and dividing by the aggregate number of Portfolio Investment Obligors.

(c)

An “Equivalent Unit Score” is calculated for each Portfolio Investment Obligor, and is equal to the lesser of (a) one and (b) the Portfolio Investment Obligor Par Amount for such Portfolio Investment Obligor divided by the Average Par Amount.

(d)

An “Aggregate Industry Equivalent Unit Score” is then calculated for each Moody’s Industry Classification and is equal to the sum of the Equivalent Unit Scores for each Portfolio Investment Obligor in such Moody’s Industry Classification.

(e)

An “Industry Diversity Score” is then established for each Moody’s Industry Classification by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody’s Industry Classification.

For purposes of calculating the Diversity Score, Affiliates of a Portfolio Investment Obligor in the same industry are deemed to be a single Portfolio Investment Obligor, except as otherwise agreed to by the Administrative Agent & Lender Participant.

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

Email: de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email: james.r.greenfield@jpmorgan.com

de_custom_business@jpmorgan.com

NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

Email: de_custom_business@jpmorgan.com

cc:

U.S. Bank Trust Company, National Association,

as Collateral Agent and as Collateral Administrator

One Federal Street, Third Floor

Boston, MA 02110

Attention: Global Corporate Trust – CHS BDC 2 LLC

Email: chsbdc@usbank.com

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of September 30, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), among CHS BDC 2~~,—~~ LLC, a Cayman Islands limited liability company, as borrower (“CHS BDC”); APS CW SPV LLC, a Cayman Islands limited liability company, as borrower (~~the~~“APS SPV” and, collectively with CHS BDC, the “Companies” and, each individually, a “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), CHS (US) Management LLC, as portfolio manager (the “Portfolio Manager”), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1) The ~~Company~~Companies hereby requests an Advance under Section 2.03 of the Agreement to be funded on [   ].

(2) The aggregate amount of the Advance requested hereby is $[   ].1

(3) The currency of the proposed Advance is [USD][CAD][EUR][GBP][JPY].

(4) The proposed Purchases (if any) or Substitutions (if any) relating to this request are as follows:

Security	Par	Price	Purchased Interest (if any)

We hereby certify that all conditions [to the Purchase or Substitution of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement and] to an Advance set forth in Section 2.05 of the Agreement have been satisfied or waived as of the [related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and] Advance date[, as applicable].

Very truly yours,

[ ]

By
Name:
Title:

[1]

Note: The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied.

EXHIBIT B

Form of Equity Commitment Letter

EQUITY COMMITMENT LETTER

EQUITY COMMITMENT LETTER (this “Equity Commitment Letter”) dated as of [ ] by and between CHS US Investments LLC (the “Parent”) and CHS BDC 2 LLC (“Company”).

WHEREAS, the Company has entered into that certain Loan and Security Agreement, dated as of September 30, 2025 (as amended or modified from time to time, the “Agreement”) among the Company, APS CW SPV LLC, the Parent, JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), the financing providers party thereto, the portfolio manager party thereto and the collateral agent, collateral administrator and securities intermediary party thereto;

WHEREAS, pursuant to Section 1.04 of the Agreement, the Administrative Agent has delivered a notice to Company that a Market Value Trigger Event has occurred and, to prevent a Market Value Cure Failure from occurring under the Agreement, the Parent has elected to deliver this Equity Commitment Letter committing to contribute funds to Company as set forth below; and

WHEREAS, the Parent owns all the limited liability company membership interests in Company, and will benefit from the extension of the deadline to effect a Market Value Cure under the Agreement that will result from the delivery of this Equity Commitment Letter;

WHEREAS, concurrently herewith, the Parent has delivered to the Administrative Agent a written notice in accordance with the definition of the term Contribution Confirmation Package in the Agreement (the “Contribution Confirmation Notice”), a copy of which is attached to this Equity Commitment Letter as Annex 1; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement or, if not so defined, in the Contribution Confirmation Notice;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Equity Commitment. The Parent hereby irrevocably commits to transfer immediately available funds to the MV Cure Account an amount equal to $[  ][2] (the “Equity Commitment Amount”) no later than 5:00 p.m. New York City time on [ ][3] (the “Due Date”). The Parent further agrees that it shall transfer the Equity Commitment Amount to the MV Cure Account as soon as practicable but no later than the conclusion of the applicable Extended Cure Period and shall comply with all of its covenants set forth in the Contribution Confirmation Notice.

[2]	Amount not less than the amount required to effect a Market Value Cure
[3]	Date not later than twelve (12) Business Days following the date on which notice of a Market Value Trigger Event was delivered by the Administrative Agent.

2.	Representations and Warranties. The Parent represents and warrants as of the date hereof and as of the Due Date that:

a.	it is duly organized and registered, validly existing and in good standing under the laws of the jurisdiction of its organization and registration;

b.

the execution, delivery and performance by it of this Equity Commitment Letter are within its powers under its organizational documents and have been duly authorized by all necessary action by its [general partner and, if required, its limited partners] or any other person under its [limited partnership agreement] or other governing documents;

c.

this Equity Commitment Letter has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

d.

the execution, delivery and performance of this Equity Commitment Letter (i) do not require any consent or approval of, registration or filing with, or other action by, any governmental authority, except such as have been obtained and are in full force and effect or those the failure of which to obtain would not reasonably be expected to result in a material adverse effect on its ability to perform its obligations under this Equity Commitment Letter, and no investment restrictions will be exceeded as a result of this Equity Commitment Letter, (ii) will not violate any in any material respect any provisions of applicable law or regulation or any order of any court or governmental authority, (iii) will not violate the limited partnership agreement or other organizational documents of the Parent, and (iv) will not result in the material breach of, or constitute a default under any material indenture, agreement or other instrument binding upon the Parent or any of its properties or give rise to a right thereunder to require it to make any payment;

e.

there are no actions, suits or proceedings by or before any arbitrator or court or other governmental authority pending against or, to its knowledge, threatened against or affecting Parent as to which there is a reasonable possibility of adverse determinations that, in the aggregate, could reasonably be expected to result in a material adverse effect on its ability to perform its obligations under this Equity Commitment Letter;

f.	all of the representations and warranties set forth in the Contribution Confirmation Notice are true and correct in all material respects;

g.

no material adverse effect on its business, assets, liabilities or financial condition (taken as a whole) has occurred since the date of its most recent financial statements, provided by it as part of the Contribution Confirmation Package;

h.

no breach of its organizational documents that could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Equity Commitment Letter shall have occurred and be continuing;

i.	no (x) change of control, change in senior management or similar event, nor (y) any other event that would require it to cease making investments, has occurred; and

j.	no vote or determination has been made by its [general partner or limited partners] to terminate, dissolve or wind up.

3.	Waivers.

a.

The Parent agrees that its obligation hereunder to fund the Equity Commitment Amount shall not be affected by, or set off against, any claim that it may have against Company or any obligation that Company may owe to Parent or the Parent, whether in connection herewith or otherwise, and that the Parent shall not assert any legal or equitable defense or counterclaim to its obligations hereunder.

b.	The Parent hereby waives any claim or defense that it may have under Section 365(c) of the Bankruptcy Code with respect to the enforceability of its obligations under this Equity Commitment Letter.

4.

Third Party Beneficiary Rights. Each of the Collateral Agent and the Administrative Agent is an intended third party beneficiary of this Equity Commitment Letter and shall have the right to enforce this Equity Commitment Letter directly against the Parent. The Parent and Company agree that no amendment, modification, or waiver of, forbearance under, or consent to the deviation from the terms of, this Equity Commitment Letter may be effected without the prior written consent of the Administrative Agent.

5.

Assignment. The rights and obligations of the Parent set forth herein may not be assigned or otherwise transferred by the Parent to any other Person without the written consent of Company and the Administrative Agent, and any purported transfer or assignment without the written consent of Company and the Administrative Agent shall be null and void.

6.	Governing Law; Jurisdiction. The provisions set forth in Section 10.7 of the Agreement shall apply herein mutatis mutandis.

Sincerely,

CHS BDC 2 LLC

By
Name:
Title:

Acknowledged and agreed, as of the first date written above

CHS US Investments LLC

By
Name:
Title:

Annex 1 to Equity Commitment Letter

Contribution Confirmation Notice

EXHIBIT C

Form of Parent Joinder Agreement

PARENT JOINDER AGREEMENT

This PARENT JOINDER AGREEMENT (as the same may be amended, supplemented, or otherwise modified from time to time, this “Joinder Agreement”), dated as of [•], 202[•], is entered into between CHS BDC 2 LLC, a Cayman Islands limited liability company (~~the~~”CHS BDC”), APS CW SPV LLC, a Cayman Islands limited liability company (“APS SPV” and, together with CHS BDC, the “Companies” and, each individually, a “Company”)~~,~~ and [•] (“Proposed Parent”), in connection with that certain Loan and Security Agreement (as amended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), dated as of September 30, 2025, by and among, inter alios, the ~~Company~~Companies , CHS US Investments LLC, as parent, CHS (US) Management LLC, as portfolio manager, and JPMorgan Chase Bank, National Association, as Administrative Agent for the Lenders, and each other party from time to time party thereto. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan Agreement.

A. Proposed Parent desires to become a “Parent” under the Loan Agreement.

B. Accordingly, Proposed Parent hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. Proposed Parent hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it will be deemed to be a party to the Loan Agreement and will be deemed to be a “Parent” for all purposes of the Loan Agreement and the other Loan Documents to the extent applicable to it, and shall have all of the obligations of a Parent thereunder as if it had executed the Loan Agreement and the other Loan Documents applicable to it. Proposed Parent hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and the other Loan Documents applicable to it in its capacity as a Parent. Without limitation of the foregoing, to the extent applicable to it, Proposed Parent represents and warrants that the representations and warranties in Section 6.01 of the Loan Agreement applicable to a Parent, are true and correct in all material respects as of the date hereof as to Proposed Parent (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

2. Proposed Parent acknowledges and confirms that it has received a copy of the Loan Agreement and the schedules and exhibits thereto.

3. This Joinder Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one document. Electronic delivery of an executed counterpart of a signature page of this Joinder Agreement shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

4. The Proposed Parent confirms that its notice address shall be the address as set forth on its signature page hereto.

5. This Joinder Agreement shall become effective, and Proposed Parent shall become a Parent, upon satisfaction of the following conditions:

1

a. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Joinder Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Joinder Agreement) that such party has signed a counterpart of this Joinder Agreement.

b. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of the managers, directors or officers (as applicable) of the Proposed Parent as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each manager, director or officer thereof or other Person authorized to act in connection with this Joinder Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Proposed Parent and any other legal matters relating to the Proposed Parent, this Joinder Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

c. The Administrative Agent (or its counsel) shall have received satisfactory evidence of sale or transfer of ~~the Company’s~~CHS BDC’s equity to the Proposed Parent.

d. No Market Value Event, Default or Event of Default has occurred and is continuing.

6. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Remainder of Page Intentionally Left Blank;

Signature Page(s) Follow(s).

2

IN WITNESS WHEREOF, Proposed Parent and ~~Company~~the Companies have caused this Joinder Agreement to be duly executed by their authorized officers as of the date first above written.

PROPOSED PARENT:

[•]

By:
Name:
Title:

Notice details:

Address: [ ]

For attention of: [ ]

Email: [ ]

~~COMPANY~~COMPANIES:

CHS BDC 2 LLC

By:
Name:
Title:

APS CW SPV LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Signature Page to

Parent Joinder Agreement